                                                                     Exhibit 2

                             TRANSACTION AGREEMENT

                                 by and between

                              THE NORTH FACE, INC.

                                      and

                              TNF ACQUISITION LLC

                         Dated as of February 27, 1999

                             TRANSACTION AGREEMENT

     THIS TRANSACTION AGREEMENT (this "Agreement") is made and entered into as
                                       ---------
of February 27, 1999 by and between The North Face, Inc., a Delaware corporation (together with its Subsidiaries from time to time (except as the context may otherwise require), the "Company"), and TNF Acquisition LLC, a Delaware limited
                         -------
liability company ("TNF") and whose sole member is TNF Investment LLC, which in
                    ---
turn is a Delaware limited liability company and whose sole member is Green Equity Investors III, L.P., a Delaware limited partnership ("GEI").
                                                             ---
                                    RECITALS

     WHEREAS, the Company Board (as defined below) or sole member, as the case may be, of each of the Company and TNF has determined that it is in the best interests of its stockholders or member, as the case may be, for TNF to acquire the Company upon the terms and subject to the conditions set forth herein; and

     WHEREAS, in furtherance of such acquisition, it is proposed that the Company shall make a cash tender offer (the "Offer") to acquire all of the
                                             -----
issued and outstanding shares of Common Stock, par value $0.0025 per share, of the Company (shares of Common Stock of the Company, including the associated preferred share purchase rights issued pursuant to the Rights Plan, being collectively referred to as "Shares") for $17.00 per Share (such amount, or any
                             ------
greater amount per Share paid pursuant to the Offer, being referred to herein as the "Per Share Amount") net to the seller in cash, upon the terms and subject to
     ----------------
the conditions set forth herein and in the Offer; and

     WHEREAS, the Board of Directors of the Company (the "Company Board") has
                                                          -------------
approved the making of the Offer and resolved and agreed to recommend that holders of Shares tender their Shares pursuant to the Offer; and

     WHEREAS, also in furtherance of such acquisition, the Company Board or sole member, as the case may be, of each of the Company and TNF has approved the purchase by TNF and the sale by the Company (the "Stock Purchase"), concurrently
                                                  --------------
with the consummation of the Offer, of a number of Shares in excess of that number of Shares remaining outstanding (on a fully diluted basis) after the consummation of the Offer for a per share purchase price equal to the Per Share Amount; and

     WHEREAS, also in furtherance of such acquisition, the Company Board or sole member, as the case may be, of each of the Company and TNF has approved the merger (the "Merger") of TNF with and into the Company in accordance with the
             ------
General Corporation Law and the Limited Liability Company Act of the State of Delaware ("Delaware Law") following the consummation of the Offer and upon the
           ------------
terms and subject to the conditions set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      1.1.    Certain Terms.  For all purposes of this Agreement, except as
              -------------
otherwise expressly provided:

              1.1.1.  the terms defined in this Article I have the meanings
                                                ---------
assigned to them in this Article I and include the plural as well as the
                         ---------
singular;

              1.1.2. all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

              1.1.3. all references in this Agreement to designated "Articles, "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement;

              1.1.4. pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

              1.1.5. the words "include," "includes" and "including" shall be deemed in each case to be followed by the words "without limitation;"

              1.1.6. the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

              1.1.7. the term "party" or "parties" when used herein refer to TNF, on the one hand, and the Company and Company Sub, on the other.

     1.2.  Definitions.  As used in this Agreement and the Exhibits and
           -----------
Schedules delivered pursuant to this Agreement, the following definitions shall apply:

              1.2.1.  "Acquisition Proposal" has the meaning set forth in
                       --------------------
Section 8.5 hereof.
-----------

              1.2.2.  "Action" means any action, complaint, petition,
                       ------
investigation, suit,Section 8.5 hereof. litigation or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

              1.2.3.  "Agreement" means this Agreement, as amended or
                       ---------
supplemented.

              1.2.4.  "Approval" means any approval, authorization, consent,
                       --------
qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

              1.2.5. "Asset Dropdown" means the transactions described in
                      --------------
Section 4.1 hereof.
-----------

              1.2.6. "Authorization" has the meaning set forth in Section 4.2
                      -------------                               -----------
hereof.

              1.2.7. "Balance Sheet" has the meaning set forth in Section 6.13
                      -------------                               ------------
hereof.

              1.2.8.  "Business Day" means any day that is not a Saturday,
                       ------------
Sunday or legal holiday in the State of California.

              1.2.9.  "BT Alex. Brown" has the meaning set forth in
                       --------------
Section 2.2.1 hereof.
-------------

              1.2.10.  "Certificate" has the meaning set forth in
                        -----------
Section 5.9.2 hereof.
-------------

              1.2.11.  "Certificate of Merger" has the meaning set forth in
                        ---------------------
Section 5.2 hereof.
-----------

              1.2.12.  "Code" means the Internal Revenue Code of 1986, as
                        ----
amended.

              1.2.13.  "Company" has the meaning set forth in the preamble
                        -------
hereto.

              1.2.14.  "Company Assets" has the meaning set forth in
                        --------------
Section 4.1 hereof.
-----------

              1.2.15.  "Company Board" has the meaning set forth in the
                        -------------
recitals hereto.

              1.2.16.  "Company Disclosure Letter" has the meaning set forth
                        -------------------------
in the preamble of Article VI hereof.
                   ----------

              1.2.17.  "Company Sub" has the meaning set forth in Section 4.1
                        -----------                               -----------
hereof.

              1.2.18.  "Competitive Bid" means any written offer to acquire all
                        ---------------
or a controlling interest in the Existing Stock of the Company, or all or substantially all of the Company Assets, that is communicated to the Company or disseminated to the public.

              1.2.19.  "Debt Funding" has the meaning set forth in
                        ------------
Section 7.6 hereof.
-----------

              1.2.20.  "Delaware Law" has the meaning set forth in the
                        ------------
recitals hereto.

              1.2.21.  "Dissenting Shares" has the meaning set forth in
                        -----------------
Section 5.8.1 hereof.
-------------
              1.2.22.  "Effective Time" has the meaning set forth in
                        --------------
Section 5.2 hereof.
-----------

              1.2.23.  "Encumbrance" means any charge, encumbrance, security
                        -----------
interest, lien, option, equity, adverse claim or restriction, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

              1.2.24.  "Environmental Laws" has the meaning set forth in
                        ------------------
Section 6.9.3 hereof.
-------------
              1.2.25.  "ERISA" has the meaning set forth in Section 6.16.1
                        -----                               --------------
hereof.

              1.2.26.  "ERISA Affiliate" has the meaning set forth in
                        ---------------
Section 6.16.1 hereof.
--------------

              1.2.27.  "Equity Funding" has the meaning set forth in
                        --------------
Section 7.6 hereof.
-----------

              1.2.28.  "Exchange Act" means the Securities Exchange Act of
                       ------------
1934, as amended.

              1.2.29.  "Existing Stock" means the Company's common stock, par
                        --------------
value $0.0025 share.

              1.2.30.  "Expenses" has the meaning set forth in Section 10.3
                        --------                               ------------
hereof.

              1.2.31.  "Fiscal 1997 Form 10-K" has the meaning set forth in
                        ---------------------
Section 6.7 hereof.
-----------

              1.2.32.  "GAAP" means generally accepted accounting principles
                        ----
in the United States, as in effect from time to time, consistently applied.


              1.2.33.  "GEI" has the meaning set forth in the preamble hereto.
                        ---

              1.2.34.  "Governmental Entity" means any government or any
                        -------------------
agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

              1.2.35.  "Hazardous Substances" has the meaning set forth in
                         -------------------
Section 6.9.3 hereof.
-------------

              1.2.36.  "H-S-R Act" has the meaning set forth in Section 8.6
                        ---------                               -----------
hereof.

              1.2.37.  "Indebtedness" means all obligations for borrowed money
                        ------------
and accounts payable, however evidenced, including principal and interest.

              1.2.38.  "Indemnified Liability" has the meaning set forth in
                        ---------------------
Section 8.13. hereof.
------------

              1.2.39.  "Indemnified Party" has the meaning set forth in
                        -----------------
Section 8.13 hereof.
------------

              1.2.40.  "Instruments" has the meaning set forth in Section 4.2
                        -----------                               -----------
hereof.

              1.2.41.  "Law" means any statute, rule, regulation, published
                        ---
administrative requirement, code or ordinance of any Governmental Entity.

              1.2.42.  "Leased Real Estate" has the meaning set forth in
                        ------------------
Section 6.12.2 hereof.
--------------

              1.2.43.  "Liabilities" means all liabilities, obligations, debts
                        -----------
whatsoever of the business of the Company, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, including the obligations of the Company under Section 8.13.
                  ------------

              1.2.44.  "Material Adverse Effect" means a material adverse
                        -----------------------
effect on (i) the ability of the subject Person to perform its obligations under, and consummate the transactions contemplated by, this Agreement on a timely basis or (ii) the condition (financial or otherwise), results of operations, assets, liabilities, Prospects or business of the subject Person and its Subsidiaries taken as a whole.

              1.2.45.  "Merger" has the meaning set forth in the recitals
                        ------
hereto.

              1.2.46.  "Merger Consideration" has the meaning set forth in
                       --------------------
Section 5.6.1 hereof.
-------------

              1.2.47.  "Minimum Condition" has the meaning set forth in
                        -----------------
Section 2.1.1 hereof.
-------------

              1.2.48.  "Monthly Financial Statements" has the meaning set
                        ----------------------------
forth in Section 8.7 hereof.
         -----------

              1.2.49.  "Offer" has the meaning set forth in the recitals hereto.
                        -----

              1.2.50.  "Offer Documents" has the meaning set forth in
                        ---------------
Section 2.1.3 hereof.
-------------

              1.2.51.  "Offer to Purchase" has the meaning set forth in
                        -----------------
Section 2.1.3 hereof.
-------------

              1.2.52.  "Option Plans" has the meaning set forth in Section 6.3
                        ------------                               -----------
hereof.

              1.2.53.  "Options" means the outstanding options to purchase
                        -------
Existing Stock.

              1.2.54.  "Order" means any decree, injunction, judgment, order,
                        -----
ruling, arbitration award, assessment or writ issued by any Governmental Entity.

              1.2.55.  "Owned Real Estate" has the meaning set forth in Section
                        -----------------                               -------
6.12.1 hereof.
------

              1.2.56.  "Paying Agent" has the meaning set forth in Section
                        ------------                               -------
5.9.1 hereof.
-----

              1.2.57.  "Permit" means any license, permit, franchise or
                        ------
authorization.

              1.2.58.  "Permitted Encumbrances" means (i) Encumbrances disclosed
                        ----------------------
in Section 1.2.58 of the Company Disclosure Letter, (ii) liens for Taxes,
   --------------
assessments, governmental charges or levies or mechanics' and other statutory liens which are not material in amount relative to the property affected, or which are not yet delinquent or can be paid without penalty or are being contested in good faith and by appropriate proceedings in respect thereof, and
(iii) imperfections of title which are not substantial in amount relative to the property affected and which do not materially interfere with the present use of the property subject thereto or affected thereby.

              1.2.59. "Person" means an association, a corporation, an
                       ------
individual, a partnership, a limited liability company or limited liability partnership, a trust or any other entity or organization, including a Governmental Entity.

              1.2.60. "Per Share Amount" has the meaning set forth in the
                       ----------------
recitals hereto.

              1.2.61. "Plans" has the meaning set forth in Section 6.16.1
                       -----                               --------------
hereof.

              1.2.62. "Prospects" means circumstances, which are actually known
                       ---------
by the Company's management, that indicate that it is reasonably likely that there will be a substantial decrease in sales or increase in costs which is not otherwise anticipated in the Company's current financial plans for its 1999 fiscal year.

              1.2.63. "Recap Closing" has the meaning set forth in Section 3.2
                       -------------                               -----------
hereof.

              1.2.64. "Recap Closing Date" has the meaning set forth in Section
                       ------------------                               -------
3.2 hereof.
---

              1.2.65. "Recap Purchase Price" has the meaning set forth in
                       --------------------
Section 3.1.2 hereof.
-------------

              1.2.66. "Recap Shares" has the meaning set forth in Section 3.1.1
                       ------------                               -------------
hereof.

              1.2.67. "Representatives" means Persons acting on behalf of
                       ---------------
another Person, including their respective officers, directors, management employees, representatives, agents, independent accountants, investment bankers and counsel.

              1.2.68. "Rights Agreement" has the meaning set forth in Section
                       ----------------                               -------
6.28 hereof.
----

              1.2.69. "SEC" means the United States Securities and Exchange
                       ---
Commission or any successor entity.

              1.2.70. "SEC Documents" means any reports, schedules, forms,
                       -------------
statements or other documents filed by the Company with the SEC.

              1.2.71. "SEC Reports" has the meaning set forth in Section 6.7
                       -----------                               -----------
hereof.

              1.2.72. "Securities Act" means the Securities Act of 1933, as
                       --------------
amended.

              1.2.73. "Service" means the United States Internal Revenue Service
                       -------
or any successor entity.

              1.2.74. "Schedule 13E-3" has the meaning set forth in Section
                       --------------                               -------
2.1.3 hereof.
-----

              1.2.75. "Schedule 13E-4" has the meaning set forth in Section
                       --------------                               -------
2.1.3 hereof.
-----

              1.2.76. "Shares" has the meaning set forth in the recitals hereto.
                       ------

              1.2.77. "Stock Purchase" has the meaning set forth in the recitals
                       --------------
hereto.

              1.2.78. "Subsidiary" of a company means any Person in which such
                       ----------
company has a direct or indirect equity or ownership interest by vote or value of in excess of 50%. Subsidiaries of the Company shall include Company Sub for all purposes except where the context otherwise requires.

              1.2.79. "Superior Consideration" has the meaning set forth in
                       ----------------------
Section 8.5 hereof.
-----------
              1.2.80. "Superior Proposal" has the meaning set forth in Section
                       -----------------                               -------
8.5 hereof.
---
              1.2.81  "Surviving Corporation" has the meaning set forth in
                       ---------------------
Section 5.1 hereof.
-----------

              1.2.82. "Takeover Statute" has the meaning set forth in Section
                       ----------------                               -------
8.14 hereof.
----

              1.2.83. "Tax" or "Taxes", as the context may require, include: (i)
                       ---      -----
any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such Tax; or (ii) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. (S) 1.1502-6 or comparable provisions of any Governmental Entity in respect of a consolidated or combined return.

              1.2.84. "Tax Return" means any return (including any information
                       ----------
return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

              1.2.85. "Termination Fee" has the meaning set forth in Section
                       ---------------                               -------
10.3 hereof.
----

              1.2.86. "TNF" has the meaning set forth in the preamble hereto.
                       ---

              1.2.87. "Transactions" has the meaning set forth in Section 2.1.3
                       ------------                               -------------
hereof.

              1.2.88. "Transfer" has the meaning set forth in Section 4.2
                       --------                               -----------
hereof.

              1.2.89. "Unsolicited Proposal" has the meaning set forth in
                       --------------------
Section 8.5 hereof.
-----------

                                  ARTICLE II

                                   THE OFFER

     2.1.     The Offer.
              ---------

              2.1.1. Provided that (i) this Agreement shall not have been terminated in accordance with Section 10.1, and (ii) none of the events set
                              ------------
forth in Annex A hereto shall have occurred or be existing, upon the terms and
         -------
subject to the conditions set forth herein and as soon as practicable following the execution and delivery hereof by the parties hereto, the Company shall commence a cash tender offer to acquire all of the issued and outstanding Shares, including the associated preferred share purchase rights, for $17.00 per Share (as defined in the recitals hereto, the "Offer"). The Company shall not be
                                               -----
required to accept for payment and pay for Shares tendered pursuant to the
Offer,
in accordance with the terms hereof and the terms of the Offer, unless (i) at least seventy-five percent (75%) of the outstanding Shares (on a fully diluted basis) after giving effect to Section 2.4 shall have been validly tendered and
                              -----------
not withdrawn prior to the expiration of the Offer (the "Minimum Condition"),
                                                         -----------------
and (ii) the other conditions set forth in Annex A hereto shall have been
                                           -------
satisfied. The Per Share Amount payable by the Company in respect of each Share tendered pursuant to the Offer shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Condition), as promptly as practicable following the expiration of the Offer, the Company shall deliver, or cause to be delivered, the Per Share Amount to each Person who has validly tendered (and not withdrawn) Shares pursuant to the Offer, in exchange for each Share so tendered and not withdrawn.

              2.1.2. Provided that this Agreement shall not have been terminated in accordance with Article X hereof and all of the conditions set forth in Annex
                   ---------                                               -----
A shall not have been satisfied, the Company shall, at the direction of TNF,
-
extend the expiration date of the Offer from time to time until a date not later than July 31, 1999.

              2.1.3. Upon the terms and subject to the conditions set forth herein, concurrently with the commencement of the Offer, the Company shall file with the SEC an Issuer Tender Offer Statement on Schedule 13E-4 (together with all amendments and supplements thereto, the "Schedule 13E-4") with respect to
                                             --------------
the Offer, and the Company, James Fifield and TNF shall file with the SEC a Rule 13E-3 Transaction Statement on Schedule 13E-3 (together with all amendments and supplements thereto, the "Schedule 13E-3") with respect to the Offer, the Stock
                          --------------
Purchase, the Asset Dropdown, the Merger and the other transactions contemplated hereby (collectively, the "Transactions"). The Schedule 13E-4 and the Schedule
                           ------------
13E-3 shall contain, or shall incorporate by reference, an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal, any
      -----------------
related summary advertisement and any other documents related to the Offer (the
Schedule 13E-4, the Schedule 13E-3, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Each of the Company and TNF
                               ---------------
shall correct promptly any information provided by it for use in the Offer Documents which shall have become false or misleading, and each of the Company and TNF shall take all actions necessary to cause the Schedule 13E-4 and the
Schedule 13E-3, as so corrected, to be filed with the SEC and the other Offer Documents, as so corrected, to be disseminated to holders of Shares, in each case as and to the extent required by applicable securities laws.

     2.2.     Company Action.
              --------------

              2.2.1. The Company hereby represents and warrants that (i) the Company Board, at a meeting duly called and held on February 27, 1999, has (A) determined that this Agreement and the Transactions are fair to, and in the best interests of, the holders of Shares, (B) approved and adopted this Agreement and the Transactions, and (C) recommended that the stockholders of the Company accept the Offer and approve and adopt this Agreement and the Transactions, and (ii) BT Alex. Brown Incorporated ("BT Alex. Brown") has delivered to the Company Board an opinion to
               --------------
the effect that, as of the date of this Agreement, the cash consideration to be received in the Offer and the Merger by the holders of Shares (other than TNF or its affiliates or any holders of Shares who will retain Shares following consummation of the Offer and the Merger) is fair, from a financial point of view, to such holders. The Company shall include in the Offer Documents the recommendation of the Company Board described in the immediately preceding sentence.

              2.2.2. The Company shall take all actions necessary to effect the Offer as contemplated by this Agreement, including, without limitation, promptly mailing the Offer Documents to the record holders and beneficial owners of the Shares in accordance with the terms and conditions set forth herein.

     2.3.     Directors.
              ---------

              2.3.1. Subject to compliance with applicable law, promptly after the Recap Closing, and from time to time thereafter, TNF shall be entitled to designate all of the directors on the Company Board, and the Company shall, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, upon request of TNF, promptly take all actions necessary to cause TNF's designees to be so elected, including obtaining the resignations of one or more existing directors.

              2.3.2. The Company's obligation to appoint TNF's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section
                                                                        -------
2.3 and shall include in the Schedule 13E-3 and Schedule 13E-4 such information
---
with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section
                                                                     -------
2.3. TNF will supply to the Company in writing any information with respect to
---
TNF and its officers, directors and affiliates required by such Section and Rule.

     2.4. Options. On the Recap Closing Date, the holders of Options that have
          -------
vested immediately prior to the Effective Time shall be entitled to receive the aggregate spread (i.e., the difference between the exercise price and the Per Share Amount multiplied by the underlying shares of Existing Stock immediately prior to the Effective Time), except in the case of certain holders who have entered into or will enter into agreements with the Company to convert such Options at the Effective Time into options to purchase shares of the common stock of the Surviving Corporation. All Options that have not vested immediately prior to the Effective Time shall be terminated in accordance with their respective terms.

                                  ARTICLE III

                              THE STOCK PURCHASE

     3.1.     Stock Purchase.
              --------------

              3.1.1. Purchase and Sale of the Shares. Upon the terms and subject
                     -------------------------------
to the conditions set forth herein, at the Recap Closing (as hereinafter defined), the Company shall sell to TNF, and TNF shall purchase from the Company, a number of Shares in excess of the number of Shares remaining outstanding (on a fully diluted basis taking into account only Options that are vested or will vest prior to the Recap Closing) after the consummation of the Offer (and in no event less than the number of Shares required to be purchased under the commitment letter from GEI referred to in Section 7.6 hereof, as it may be amended between now and the Recap Closing).

              3.1.2. Purchase Price. The aggregate purchase price for the Recap
                     --------------
Shares shall be equal to the product obtained by multiplying (x) the aggregate number of Recap Shares, and (x) the Per Share Amount (the "Recap Purchase
                                                           --------------
Price").
-----

     3.2.     Closing. Upon the terms and subject to the conditions set forth
              -------
herein, the sale and purchase of the Recap Shares pursuant to the terms and provisions of this Article III shall take place at a closing (the "Recap
                   -----------                                     -----
Closing") to be held at the offices of Irell & Manella LLP, 333 South Hope
-------
Street, Los Angeles, California concurrently with the acceptance by the Company for payment of the Shares tendered and not withdrawn pursuant to the Offer on the day the Offer is scheduled to expire, or at such other place, and/or at such other time and/or on such other date as the Company and TNF mutually agree upon in writing (the day on which the Recap Closing actually takes place being referred to herein as the "Recap Closing Date").
                           ------------------

     3.3.     Closing Deliveries by the Company. At the Recap Closing, the
              ---------------------------------
Company shall deliver, or cause to be delivered, to TNF each of the following:

              3.3.1. a certificate or certificates evidencing the Recap Shares;

              3.3.2. a receipt for the Recap Purchase Price; and

              3.3.3. the certificates and other documents required to be delivered pursuant to Section 9.3 hereof.
                      -----------

     3.4.     Closing Deliveries by TNF. At the Recap Closing, TNF shall
              -------------------------
deliver, or cause to be delivered, to the Company each of the following:

              3.4.1. an amount in cash equal to the Recap Purchase Price, by wire transfer of immediately available funds as directed in writing by the Company at least one (1) business day prior to the Recap Closing; and

              3.4.2. the certificates and other documents required to be delivered pursuant to Section 9.2 hereof.
                      -----------

                                  ARTICLE IV

                              THE ASSET DROPDOWN

     4.1.     The Asset Dropdown. Promptly after the Recap Closing Date, the
              ------------------
Company shall organize, or cause to be organized under the laws of the State of Delaware a limited liability company ("Company Sub") and thereafter maintain
                                       -----------
its good standing under the laws of the State of Delaware and qualify it to do business in such jurisdictions as may be necessary to comply with the terms of
Section 6.1 hereof. TNF shall be afforded the opportunity to review and approve
-----------
all documents prepared in connection with the formation of Company Sub. Promptly after the Recap Closing Date, the Company shall sell, convey, assign, transfer and deliver to Company Sub, and the Company shall cause Company Sub to purchase and acquire from the Company, all of the rights, title and interests of the Company in and to all of the assets, properties, operations and businesses and all other rights and privileges of every nature, kind and description, whether tangible or intangible (including goodwill), whether accrued, contingent or otherwise, of the Company as such assets, properties, operations, businesses, rights and privileges may exist on the date of the transfer and as of the Recap Closing Date (collectively, the "Company Assets"); provided, however, that the
                                 --------------
Company shall retain sufficient cash or cash equivalents in order to finance the consummation of the Merger. The transfer of the Company Assets contemplated by this Section 4.1 shall be effected by appropriate bills of sale and other
     -----------
evidences of transfer or assignment, all in forms reasonably satisfactory to the Company and TNF. Simultaneously therewith, the Company shall assign to Company Sub, and shall cause Company Sub to assume and agree to pay, perform and be liable and responsible for, any and all of its Liabilities. The assumption of the Liabilities by Company Sub pursuant to this Section 4.1 shall be evidenced
                                                -----------
by an assumption agreement or other comparable document in form and substance reasonably satisfactory to the Company and TNF.

     4.2.     Non-Assignment Under Certain Circumstances. Notwithstanding
              ------------------------------------------
anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, assign, transfer or deliver ("Transfer") any interest in any instruments, commitments, contracts, leases,
  --------
permits or other agreements or arrangements or any claim, right or benefit, or any Liability arising thereunder or resulting therefrom, including, without limitation, those items set forth in Section 6.5 of the Company Disclosure
                                     -----------
Letter ("Instruments"), if such a Transfer or an attempt to make such a Transfer
         -----------
without authorization, approval, consent or waiver of a third Person ("Authorizations") would constitute a breach or violation thereof or affect
  --------------
adversely the rights of Company Sub or the Company thereunder; and any transfer hereunder of such Instruments that requires Authorizations shall be made subject to such Authorizations being obtained. In the event that any such Authorizations are not obtained on or prior to the Recap Closing Date, the Company shall use commercially reasonable efforts to obtain any such Authorization after the Recap Closing Date, and the Company shall, to the fullest extent permitted by law and any Instruments (including by acting as an agent of Company Sub), hold such Instruments in trust for the exclusive use and benefit of Company Sub such that Company Sub receives the interest of the Company in the benefits therefrom until such time as such Authorizations are obtained.

                                   ARTICLE V

                                  THE MERGER

     5.1.      The Merger. Upon the terms and subject to the conditions set
               ----------
forth herein, at the Effective Time (as hereinafter defined), TNF shall be merged with and into the Company in accordance with Delaware Law (as defined in the recitals hereto, the "Merger"). TNF shall take all action required under
                          ------
Delaware Law to cause the approval of the Merger as soon as practicable after the Recap Closing, including (if required) the holding of a meeting of stockholders and the voting of all the Recap Shares in favor of the Merger. As a result of the Merger, the separate corporate existence of TNF shall thereupon cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").
      ---------------------

     5.2.     Effective Time; Closing.  As promptly as practicable following
              -----------------------
the Recap Closing, the parties hereto shall cause the Merger to be consummated by taking all necessary steps and filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware,
 ---------------------
in such form or forms as is required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being referred to herein as the "Effective Time"). Prior to such filing, a closing
                           --------------
shall be held at the offices of Irell & Manella LLP, 333 South Hope Street, Los Angeles, California, or such other place as the parties shall mutually agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article IX hereof.
                            ----------

     5.3.     Effects of Merger.  At the Effective Time, the effect of the
              -----------------
Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and TNF shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and TNF shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     5.4.     Certificate of Incorporation; By-laws.
              -------------------------------------

              5.4.1. At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

            5.4.2. At the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Company and such By-laws.

     5.5.   Directors and Officers.  The directors of the Company immediately
            ----------------------
prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     5.6.   Conversion of Securities.  At the Effective Time, by virtue of the
            ------------------------
Merger and without any action on the part of either the Company, TNF or the holders of any of the following securities:

            5.6.1. Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section
                                                                  -------
5.6.2, any Merger Shares to remain outstanding pursuant to Section 5.6.4 and
-----                                                      -------------
any Dissenting Shares (as hereinafter defined)) shall be cancelled and extinguished, and automatically converted into the right to receive an amount in cash equal to the Per Share Amount (the "Merger Consideration") payable, without
                                         --------------------
interest, to the holder of such Share, upon surrender, in the manner provided in
Section 5.8, of the certificate formerly evidencing such Share.
-----------

            5.6.2. Each Share (i) held in the treasury of the Company, (ii) owned by any direct or indirect wholly owned Subsidiary of the Company, or (iii) owned by TNF immediately prior to the Effective Time, shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

            5.6.3. Each limited liability company interest of TNF outstanding immediately prior to the Effective Time shall be converted and exchanged for a number of validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation equal to the number of Recap Shares then held by TNF. The foregoing exchange ratio has been established assuming that there is only one limited liability company interest of TNF outstanding immediately prior to the Effective Time, and, in the event of a change in the number of such outstanding limited liability interests, the exchange ratio will be adjusted proportionately.

            5.6.4. Any Shares held by and registered in the name of James Fifield, his spouse or any of the individuals or entities identified in Section
                                                                        -------
5.6.4 of the TNF Disclosure Letter (as it may be updated up to the Effective
-----
Time) at the Effective Time shall not be cancelled as provided above in Section
                                                                        -------
5.6.1 hereof, but shall remain outstanding.
-----

     5.7.   [Intentionally Omitted]

     5.8.   Dissenting Shares. Notwithstanding any term or provision of this
            -----------------
Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have properly perfected appraisal rights for such Shares in accordance with Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be converted into
                                 -----------------
or represent the right to receive the Merger Consideration unless and until such stockholders shall have withdrawn or lost such appraisal rights. Such stockholders shall be entitled to receive payment of the fair value of such Shares held by them in accordance with the provisions of Section 262 of Delaware Law, except that all Dissenting Shares held by stockholders who shall have withdrawn or lost such appraisal rights under Section 262 of Delaware Law shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section
                                                                        -------
5.6.1 hereof, of the certificate or certificates that formerly evidenced such
-----
Shares.

     5.9.   Surrender of Shares; Stock Transfer Books.
            -----------------------------------------

            5.9.1. Prior to the Effective Time, the Company and TNF shall mutually designate a bank or trust company to act as agent (the "Paying Agent")
                                                                 ------------
for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 5.6.1. Such
                                                          -------------
funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of, or guaranteed by, the United States of America, or any agency thereof, and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1.0 billion (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise).

            5.9.2. Promptly after the Effective Time, the Surviving Corporation or the Company, as the case may be, shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 5.6.1 hereof, a form of letter of
                                 -------------
transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing Shares (the "Certificates") shall
                                                           ------------
pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall thereupon be cancelled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

            5.9.3. At any time following the sixth month following the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holder of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificate held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

            5.9.4. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein (including pursuant to Section 5.6.4) or by applicable law.

                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to TNF that, except as set forth in the Disclosure Letter delivered at or prior to the date hereof by the Company to TNF (the "Company Disclosure Letter"), dated as of the date hereof, the
             -------------------------
information set forth in any section of which shall be deemed to provide an exception to or otherwise qualify the representations and warranties of the Company in the corresponding section of this Agreement to the extent that it is apparent to which section of this Agreement such information relates:

     6.1.   Organization and Good Standing. Each of the Company and the
            ------------------------------
Company's Subsidiaries is, and at the Recap Closing Company Sub will be, a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, except where the failure to be so organized would not, individually or in the aggregate, reasonably be expected to be material. Each of the Company and the Company's Subsidiaries has, and at the Recap Closing Company Sub will have, the corporate power and authority to carry on its business as the same is now being, or is planned by the Company to be at the Recap Closing, conducted and to own all its properties and assets, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to be material. Each of the Company and the Company's Subsidiaries is, and at the Recap Closing Company Sub will be, duly qualified to transact business as a foreign corporation in each of the jurisdictions in which the nature of its business as the same is now being conducted or the ownership of its properties and assets require it to be qualified, except for those jurisdictions in which failure to be so qualified would not, individually or in the aggregate, reasonably be material. Section 6.1 of the Company Disclosure Letter
                        -----------
lists the true, accurate and complete legal names, jurisdiction of incorporation or organization and foreign qualification of each of the Company and its Subsidiaries.

     6.2.   Corporate Records. The Company has made available to TNF a complete
            -----------------
and correct copy of the certificate of incorporation and by-laws, each as amended to date, of each of the Company and the Company's Subsidiaries. Each of the certificates of incorporation and by-laws so delivered is in full force and effect. The corporate records and minute books of the Company and the Company's Subsidiaries reflect all material action taken and authorizations made at meetings of such companies' Boards of Directors or any committees thereof and at any stockholders' meetings thereof.

     6.3.   Authorized Capital; Subsidiaries. The authorized capital stock of
            --------------------------------
the Company consists of 50,000,000 shares of Existing Stock, of which 12,711,072 shares were issued and outstanding as of February 24, 1999 and 3,186,137 additional shares were reserved for issuance upon exercise of the Options. All of the outstanding shares of Existing Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to any preemptive rights. The Company has no shares of its capital stock reserved for issuance, except for, as of the date of this Agreement, shares reserved for issuance pursuant to Options issued under the Company's 1994 Stock Incentive Plan, 1995 Stock Incentive Plan, 1996 Stock Incentive Plan, 1996 Directors' Stock Option Plan and 1998 Nonstatutory Stock Option Plan (the "Option Plans"),
                                                                ------------
which Options cover the number of shares, and have the vesting dates and exercise prices, as set forth in Section 6.3(a) of the Company Disclosure
                                 --------------
Letter, and all of such Options will be (i) exercised or terminated before the Recap Closing Date or (ii) converted at the Recap Closing as contemplated by
Section 2.4 hereof. Except as set forth in Section 6.3(b) of the Company
-----------                                --------------
Disclosure Letter, each of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and not subject to any preemptive right and owned, either directly or indirectly, by the Company free and clear of all Encumbrances. Except as set forth in Section 6.3(a) of the Company Disclosure
                                     --------------
Letter, there are no pre-emptive rights or outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of the Company's Subsidiaries. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of the Company's capital stock or capital stock of the Surviving

Corporation pursuant to any Plan (as defined in Section 6.16.1) or
                                                --------------
otherwise (except as contemplated by Section 2.4 hereof). There are no voting
                                     -----------
trust agreements, proxies or other contracts or arrangements restricting or relating to voting or dividend rights or the transferability of the Company's capital stock. The Company has, and at the Recap Closing will have, no Subsidiaries other than the Company's Subsidiaries set forth in Section 6.1 of
                                                                -----------
the Company Disclosure Letter or as otherwise contemplated by this Agreement.

     6.4.   Corporate Authority. The Company has the corporate power and
            -------------------
authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, to consummate the Stock Purchase and the Merger provided that the Merger has, if required by law, been approved by the vote of the holders of a majority of the outstanding shares of Existing Stock. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

     6.5.   Absence of Conflict. Except as set forth in Section 6.5 of the
            -------------------                         -----------
Company Disclosure Letter, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and compliance with the provisions hereof do not and will not (i) conflict with or result in any breach of the terms, conditions, or provisions of the respective charter and bylaws of the Company and each of the Company's Subsidiaries; (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a material benefit under, or result in the creation or imposition of (or the obligation to create or impose) any Encumbrance (other than Permitted Encumbrances) upon any of the material properties or assets of the Company under, any of the terms, conditions or provisions of any material agreement, indenture, note, bond, mortgage, deed of trust, undertaking, permit, lease, franchise, license or other instrument to which the Company is a party or by which it or any of its properties or assets may be bound; or (iii) violate any Law or Order applicable to the Company, except for any such violations of Law or Order which would not, individually or in the aggregate, reasonably be expected to be material.

     6.6.   Approvals.
            ---------

            6.6.1.  Section 6.6.1 of the Company Disclosure Letter contains a
                    -------------
list of all Approvals of Governmental Entities that, to the knowledge of the Company, are required to be given or obtained by the Company from any and all Governmental Entities in connection with the consummation of the transactions contemplated by this Agreement, except where the failure to be given or obtain such Approvals, individually or in the aggregate, would not reasonably be expected to be material.

            6.6.2.  Section 6.6.2 of the Company Disclosure Letter contains a
                    -------------
list of all non-governmental Approvals that, to the knowledge of the Company, are required to be given or obtained by the Company from any and all third parties in connection with the consummation of the transactions contemplated by this Agreement, except where the failure to give or obtain such Approvals, individually or in the aggregate, would not reasonably be expected to be material.

     6.7.   SEC Filings; Financial Statements. The Company has heretofore
            ---------------------------------
delivered or made available to TNF a complete and correct copy of each registration statement, offering circular relating to the offering of securities, report, proxy statement or information statement prepared by it since December 31, 1995, including, without limitation, (A) its Annual Report on Form 10-K (the "Fiscal 1997 Form 10-K") for the year ended December 31, 1997,
                ---------------------
and (B) its Quarterly Report on Form 10-Q for the period ended September 30, 1998, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "SEC Reports"). As of their respective dates or,
                                 -----------
if amended, as of the date of the last such amendment prior to the date of this Agreement, the Company's SEC Reports did not contain, and its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 when filed will not contain (and at such time will constitute an SEC Report), any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the Company's consolidated balance sheets included in or incorporated by reference into its SEC Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of the Company as of its date and each of the consolidated statements of income, cash flows and stockholders' equity included in or incorporated by reference into its SEC Reports (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP (other than the absence of footnotes in the case of unaudited statements) consistently applied through the periods indicated. A true, correct and complete copy of the Company's unaudited 1998 financial statements is included in Section 6.7 of the Company Disclosure Letter. Except
                          -----------
as set forth in Section 6.7 of the Company Disclosure Letter, there will be no
                -----------
material deviation between such unaudited 1998 financial statements and the audited 1998 financial statements to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. Without limiting the foregoing, the Company maintains appropriate reserves under GAAP for warranty claims, product liability claims, and severance payments that may be incurred by the Company in connection with the termination of arrangements with international sales representatives.

     6.8.   Accounts Payable and Inventory; Conduct of Business.
            ---------------------------------------------------

            6.8.1.  Accounts Payable and Inventory. Except as disclosed in
                    ------------------------------
Section 6.8.1 of the Company Disclosure Letter, since December 31, 1998 to the
-------------
date hereof the Company has (i) discharged its material accounts payable and other material current liabilities and obligations in accordance with past practice, and (ii) purchased and maintained inventory in an amount which it reasonably believes to be appropriate for normal seasonal requirements of the Company's business and current business conditions.

            6.8.2.  Conduct of Business. Except as disclosed in the SEC
                    -------------------
Documents, in Section 6.8.2 of the Company Disclosure Letter, or as contemplated
              -------------
by this Agreement, since December 31, 1998 to the date hereof, the Company's business has been conducted in the ordinary course, and there has not been any:

            (a) adverse and material change in the condition (financial or otherwise), results of operations, assets, liabilities, Prospects or business of the Company;

            (b) amendment to the Company's or any of the Company's Subsidiaries' charter or by-laws;

            (c) sale, assignment, disposition, transfer, pledge, mortgage or lease of any material asset primarily used or held for use in the Company's business, other than sales of inventory in the ordinary course of business generally consistent with past practice;

            (d) incurrence of any Indebtedness, other than accounts payable arising in the ordinary course of business, consistent with past practice, and other than under the existing revolving credit facility in the ordinary course of business;

            (e) material decline in the backlog of the Company and its Subsidiaries;

            (f) material reduction in any cash or short-term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, generally consistent with past practices;

            (g) sale, assignment, disposition, transfer, pledge, mortgage or lease of any Owned Real Estate or Leased Real Estate;

            (h)     increase in the compensation or fringe benefits payable
or to become payable to any officers or salaried employees of the Company, other than routine increases made in the ordinary course of business and generally consistent with past practice or as required by Law or under any existing agreements set forth in Section 6.8.2(h) of the Company Disclosure Letter;
                        -----------------
            (i) issuance, sale or disposition of any capital stock or other equity interest in the Company, except upon the valid exercise of Options in accordance with the terms thereof, or issuance or grant of any options, warrants or other rights to purchase any such capital stock or equity interest or any securities convertible into or exchangeable for such capital stock or equity interest or any other change in the issued and outstanding capitalization of the Company;

            (j) any amendment, alteration or modification in the terms of any currently outstanding options, warrants or other rights to purchase any capital stock or equity interest in the Company or any securities convertible into or exchangeable for such capital stock or equity interest, including without limitation any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;

            (k) declaration or payment of any dividend or other distribution, or the transfer of any assets, by the Company to any stockholders of the Company in their capacity as such, or any redemption, repurchase or other acquisition by the Company of its capital stock, except in the ordinary course of business;

            (l) change by the Company in any of its accounting principles, methods or practices, including any change in its policies with respect to reserves (whether for bad debts, contingent liabilities or otherwise), any change in depreciation or amortization policies or rates or any change in the policies pertaining to the recognition of accounts receivable or the discharge of accounts payable or accounting for inventories;

            (m) material adverse changes in the business policies (including advertising, investment, marketing, pricing, purchasing, production, personnel, sales or budgeting) or organization of the Company, the Company's relationships with employees or the Company's relationships with suppliers, agents, servicers or customers that are material to the Company;

            (n) except in the ordinary course of business and generally consistent with past practice, or as necessary to consummate the transactions contemplated hereby, entering into or amending any contract identified in the Company Disclosure Letter under Sections 6.11, 6.12, 6.16, 6.19 or 6.22;
                                -------------  ----  ----  ----    ----

            (o) closure, shut down or other elimination of any of the Company's stores, offices, franchises or any material change in the basic character of its business, properties or assets, except in the ordinary course of business, consistent with past practice;

            (p) loan or advance to or other such agreement with any of its stockholders, officers, directors, employees, agents, consultants or other Representatives, except in the ordinary course of business, consistent generally with past practice;

            (q) material damage, destruction or loss with respect to any of the properties or assets of the Company; or

            (r)     agreement to do, cause or suffer any of the foregoing.

     6.9.   Compliance with Law.
            -------------------

            6.9.1.  Except as set forth in Section 6.9.1 of the Company
                                           -------------
Disclosure Letter, the operations of the Company are in all material respects in compliance with and do not in any material respect violate any applicable material Laws or Orders (including the Foreign Corrupt Practices Act, as amended, and any Laws or Orders relating to employment discrimination, occupational safety, manufacture, warehousing, conservation or corrupt practices, but excluding matters subject to the remainder of this Section 6.9), and the Company has not received any notice
                  -----------
alleging any such violation that remains pending or unsatisfied. None of the Company or the respective directors, officers, employees or Representatives of the Company and the Company's Subsidiaries have offered, proposed, promised or made any illegal payment to officials, officers, employees or Representatives of any Governmental Entity or political party, or engaged in any illegal reciprocal practices or made any illegal payment or given any other illegal consideration to any third party.

            6.9.2.  Except as set forth in Section 6.9.2 of the Company
                                           -------------
Disclosure Letter and as would not, individually or in the aggregate, reasonably be expected to be material:

            (a) all of the Company's assets (including assets and properties that are owned, leased or operated or otherwise used) and their existing and prior uses comply and complied with, and the Company is not in violation of and has not violated, in connection with the ownership, use, maintenance or operation of any such assets or properties or the conduct of the Company's business, any Environmental Laws;

            (b) there are no conditions or circumstances that may currently oblige or may reasonably be expected to oblige the Company pursuant to any Environmental Laws to conduct or to make any investigation, work, repairs, construction, remediation or capital or other expenditures with respect to any parcel of Owned Real Estate, Leased Real Estate or other property or asset (real or personal) of the Company or any third party or used in the Company's business, nor has the Company received any inquiry or notice regarding any violation of Environmental Law;

            (c) The Company does not have, and there are no facts or circumstances known to the Company that would be reasonably likely to result in, any material liabilities whether absolute, accrued, contingent or otherwise, arising out of or related to, directly or indirectly, any Environmental Laws;

            (d) there has been no actual or threatened release of Hazardous Substances for which the Company may be liable at, from, in, to, on, under or affecting (i) any parcel of Owned Real Estate or Leased Real Estate (real or personal); (ii) any other current property or asset of the Company or used in the Company's business (real or personal); or (iii) any former property or asset of the Company or used in the Company's business (real or personal) during the time that any such former property or asset was owned, leased, subleased by the Company or used in the Company's business, no Hazardous Substance is present in, on, about, or migrating to or from any site described in (i), (ii) or (iii) herein, and the Company is not, nor could it reasonably be expected to be, liable for any potential investigation or cleanup of any property or facility as the result of treating, storing, disposing, transporting or arranging for the disposal of Hazardous Substances or their presence thereon; and

            (e) The Company and any predecessors of the Company have provided all notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws.

            6.9.3. For purposes of this Agreement, the terms "Hazardous Substance" and "Environmental Laws" shall have the following meanings:

            (a) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws. Hazardous Substances shall not include office and janitorial products.

            (b) "Environmental Laws" shall mean all laws, statutes, regulations, rules, ordinances, by-laws, orders or determinations of any governmental or judicial authority at the federal, state or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act and the Hazardous Materials Transportation Act.

     6.10.  Permits.  Except as set forth in Section 6.10 of the Company
            -------                          ------------
Disclosure Letter, the Company has and is in material compliance with, or has a valid exemption from the requirement to obtain, all material Permits and Approvals from Governmental Entities necessary to conduct its business and own its properties and assets in all material respects in the manner it is currently being conducted. All such Permits are in full force and effect and no material violation exists with respect to any such Permit and no proceeding is pending, or to the knowledge of the Company threatened, to revoke, cancel, terminate, modify or limit any such Permit.

     6.11.  Contracts.
            ---------

            6.11.1.  Section 6.11.1 of the Company Disclosure Letter lists
                     --------------
(a) all contracts or commitments that provide for the aggregate payments to or from the Company in excess of One Hundred Thousand Dollars ($100,000) per contract; (b) all contracts or commitments involving an obligation which cannot or in reasonable probability will not be completed or terminated within ninety
(90) days from the Recap Closing Date or can be terminated within ninety (90) days from the Recap Closing Date only upon the payment of a penalty or the equivalent thereof; (c) all contracts or commitments affecting ownership of, title to, use of, or any interest in real property; (d) all bonuses, incentive compensation, pension, group insurance, collective bargaining agreements, labor agreements or employee welfare plans of any nature whatsoever; (e) all documents evidencing any Indebtedness to or from the Company; (f) employment contracts and all other contracts, agreements or commitments to or with individual employees or agents that extend for a period of more than ninety (90) days from the date hereof or can be terminated within ninety (90) days from the Recap Closing Date only upon the payment of a penalty or the equivalent thereof; (g) all other contracts or commitments providing for payments in excess of One Hundred Thousand Dollars ($100,000) based in any manner upon the sales, fees, services, purchases or profits of the Company per annum; (h) all contracts or commitments, whether in the ordinary course of business or not, which involve future payments, performance of services or delivery of goods, equipment or supplies to or by the Company of an aggregate amount or value in excess of One Hundred Thousand Dollars ($100,000); (i) all business acquisition agreements and merger agreements (whether by sale of assets, consolidation, reorganization or otherwise); (j) all material distribution agreements, sales representative, marketing, advertising, agency, dealership, license or royalty agreements, nondisclosure agreements, non-compete agreements, partnership, joint-venture agreements and commission agreements; (k) all agreements between the Company and any stockholders or a related party thereto or any officer or director of the Company; (l) all other material agreements and commitments with respect to intellectual property; (m) all contracts to indemnify or share tax liability or sharing of fees, rebating charges or similar arrangements; (n) all material contracts relating to the Company's Summit Shop program; and (o) all other agreements and commitments the absence or termination of which would be material; provided that Section 6.11.1 of the Company Disclosure Letter shall
          -------- ---- --------------
not include (i) contracts and agreements that are set forth in a Section of the Company Disclosure Letter identified under Sections 6.12, 6.16 or 6.19 hereof or
                                           -------------  ----    ----
(ii) any leases for tangible personal property requiring monthly payments of less than Ten Thousand Dollars ($10,000). Copies of all of the agreements, contracts and arrangements referred to in this Section have been heretofore made available to TNF.

            6.11.2.  Except as set forth in Section 6.11.2 of the Company
                                            --------------
Disclosure Letter, (i) the Company is not, and to the knowledge of the Company no other party to any contract listed on said Schedule is, in material violation thereof or in material default with respect thereto; (ii) each contract listed on said Schedule is a valid, binding and enforceable obligation of the Company and, to the knowledge of the Company, the other parties thereto and is in full force and effect, except where the failure to be valid, binding, enforceable and in full force and effect would not, individually or in the aggregate, reasonably be expected to be material; and (iii) none of the contracts listed on said schedule contains provisions adverse to the Company upon a change in control thereof.

            6.11.3.  Except as set forth in Section 6.11.3 of the Company
                                            --------------
Disclosure Letter, no officer or director of the Company, no stockholder of the Company related to any such officer or director, and no "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any of them, has any interest in any material contract or agreement (including all leases of real property) of, or other business arrangement with, the Company, or in any material property (including any real property and any material personal property, tangible or intangible) used in or pertaining to the business of the Company.

     6.12.  Real Property and Leaseholds.
            ----------------------------

            6.12.1.  Section 6.12.1 of the Company Disclosure Letter lists
                     --------------
and identifies all parcels of real property currently owned in fee by the Company (the "Owned Real Estate"). The Company holds, and at the Recap Closing
              -----------------
Company Sub will (subject to Section 2.3 hereof) hold, marketable and legal
                             -----------
title to each of the real properties constituting Owned Real Estate, free and clear of all Encumbrances, except for Permitted Encumbrances.

            6.12.2.  Section 6.12.2(a) of the Company Disclosure Letter lists
                     -----------------
and identifies all parcels of real property leased or subleased to the
Company (collectively, the "Leased Real Estate"). Except as set forth in Section
                            ------------------                           -------
6.12.2(b) of the Company Disclosure Letter, the Company holds, and at the Recap
---------
Closing Company Sub will (subject to Section 2.3 hereof) hold, valid and
                                     -----------
subsisting leasehold interests to each of the leaseholds constituting Leased Real Estate, free and clear of all Encumbrances, except for Permitted Encumbrances.

            6.12.3. With respect to each lease, master lease or sublease of any real estate described in Section 6.12.2 of the Company Disclosure Letter,
                             --------------
except as set forth in Section 6.12.3 of the Company Disclosure Letter, the
                       --------------
Company is not and, to the knowledge of the Company no other party thereto is, in default with respect to any material term or condition thereof, nor has any event occurred that through the passage of time or the giving of notice, or both, would constitute a material default thereunder, except in each such case for such defaults as would not reasonably be expected to result in (i) a material payment being made by the Company to the landlord, (ii) termination of the lease, or (iii) any other material adverse consequence, individually or in the aggregate, to the Company.

            6.12.4.  Except as set forth in Section 6.12.4(a) of the Company
                                            -----------------
Disclosure Letter, all the real property leases relating to the Leased Real Estate are in full force and effect (including those that have expired original terms and are continuing on a month-to-month or similar basis) and the Company is entitled to all the rights of a tenant thereunder, taking into account the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 6.12.4(b) of the
                                                       ----------------
Company Disclosure Letter, none of such real property leases contains any requirements for notice or consent with respect to, or otherwise provides restrictions against, a change in control of the Company. Except as set forth in
Section 6.12.4(c) of the Company Disclosure Letter, no Action against the
-----------------
Company is pending or, to the knowledge of the Company, threatened in connection with any such real property leases, except for any Action (not involving the failure to pay rent) that is not, individually or in the aggregate, reasonably expected to be material.

     6.13.  Absence of Undisclosed Liabilities.  Except as accrued on the
            ----------------------------------
balance sheet of the Company at December 31, 1998 included in Section 6.7 of the
                                                              -----------
Company Disclosure Letter (the "Balance Sheet") or set forth in the notes
                                -------------
thereto, and except as set forth in Section 6.13 of the Company Disclosure
                                    ------------
Letter, the Company does not have any liability (whether absolute, accrued, contingent, or otherwise, matured or unmatured, and whether due or to become due), which liability is required (or would be required had such liabilities existed at December 31, 1998) to be reflected on the Balance Sheet or the notes thereto in accordance with GAAP, except for liabilities and obligations incurred since December 31, 1998 in the ordinary course of business and generally consistent with past practice or those which would not, individually or in the aggregate, reasonably be expected to be material.

     6.14.  Litigation.  Except as set forth in Section 6.14 of the Company
            ----------                          ------------
Disclosure Letter, there are no Actions pending or, to the knowledge of the Company, claims threatened against the Company, at law, in equity or in any arbitral proceeding, and there is no investigation or proceeding pending or, to the knowledge of the Company, threatened before or by any Governmental Entity nor is there any currently effective Order against the Company, except for any such Actions, claims, investigations, proceedings or Orders that would not, individually or in the aggregate, reasonably be expected to be material. Section
                                                                         -------
6.14 of the Company Disclosure Letter accurately identifies those pending or, to
----
the knowledge of the Company, threatened claims listed therein which are material and (i) may not be covered by third party insurance or (ii) with respect to which the insurance carrier has denied coverage or has advised the Company that it is defending such claim under reservation of rights or (iii) for which the Company is self-insured.

     6.15.  Tax Matters.
            -----------

            6.15.1.  Except as set forth in Section 6.15.1 of the Company
                                            --------------
Disclosure Letter, the Company (i) has (or by the Recap Closing Date will have) timely filed all material Tax Returns required to be filed by it as of the Recap Closing Date or requests for extensions of time to file such returns have been timely filed, granted and have not expired, (ii) has used its commercially reasonable efforts to maintain all required records with respect to any liability for Taxes for taxable years with respect to which the statute of limitations has not yet expired, regardless of whether such liability has been previously assessed in whole or in part or is assessed in whole or in part after the date of this

Agreement and (iii) has timely paid, or has made appropriate provision on its balance sheet (in accordance with GAAP) for, all Taxes due or claimed to be due from it by any Governmental Entity with respect to any liability for Taxes. Except as set forth in Section 6.15.1 of the Company Disclosure Letter, all
                       --------------
Tax Returns described in clause (i) are true, correct and complete in all material respects. Except as set forth in Section 6.15.1 of the
                                          --------------
Company Disclosure Letter, with respect to periods commencing on or after December 31, 1997, the Company has not incurred any material liability for Taxes other than as reflected on the Balance Sheet. Except as set forth in Section
                                                                     -------
6.15.1 of the Company Disclosure Letter, there are no material Encumbrances with
------
respect to Taxes upon any of the Company's properties or assets, except for current Taxes not yet due.

            6.15.2. The appropriate Tax Returns of the Company have been examined by the Service for all periods up to and including [to be updated]. Except to the extent reserved for in the Balance Sheet or as shown in Section
                                                                      -------
6.15.2 of the Company Disclosure Letter, no material issue has been raised by a
------
Governmental Entity in any such examination which reasonably could be expected to result in a proposed deficiency, penalty or interest for any other period.

            6.15.3.  Except as set forth in Section 6.15.3 of the Company
                                            --------------
Disclosure Letter, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company.

            6.15.4.  Except as set forth in Section 6.15.4 of the Company
                                            --------------
Disclosure Letter, the Company is not involved in or subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal, state, local or foreign income tax purposes.

            6.15.5.  All material elections with respect to Taxes affecting the Company as of the date hereof are set forth in Section 6.15.5 of the Company
                                                   --------------
Disclosure Letter. No consent to the application of section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. No property of the Company is "tax exempt use property" within the meaning of Section 168(n) of the Code. The Company is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

            6.15.6.  Except as set forth in Section 6.15.6 of the Company
                                            --------------
Disclosure Letter, there are no tax sharing agreements or similar arrangements with respect to or involving the Company.

            6.15.7. The Company was not included and is not includable in any consolidated or unitary Tax Return with any corporation other than such a return of which the Company is the common parent corporation.

          6.15.8.  Except as set forth in Section 6.15.8 of the Company
                                          --------------
Disclosure Letter, the Company has not agreed to and is not required to make any material adjustment under section 481(a) of the Code.

          6.15.9.  Except as set forth in Section 6.15.9 of the Company
                                          --------------
the Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to such company pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

     6.16.  ERISA Plans.
            -----------

          6.16.1.  Existence of Plans.  For purposes of this Agreement, the
                   ------------------
term "Plans" shall mean (i) all "Employee Benefit Plans" (as such term is
      -----
defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of which the Company, any of its Subsidiaries or any
             -----
member of the same controlled group of businesses as the Company or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA (an "ERISA
                                                                     -----
Affiliate") is or ever was a sponsor or participating employer or as to which
---------
the Company or any of its Subsidiaries or any of their respective ERISA Affiliates makes contributions or is required to make contributions and (ii) any similar employment, severance or other arrangement or policy of the Company or any of its Subsidiaries or of any of their respective ERISA Affiliates (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Except as is disclosed in Section 6.16.1 of the Company Disclosure
                                       --------------
Letter, (i) neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any Plans, (ii) none of the Plans is or was a "multi-employer plan," as defined in Section 3(37) of ERISA, (iii) none of the Plans is or was a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, and (iv) none of the Plans provides or provided post-retirement medical or health benefits, (v) none of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (vi) neither the Company, any of its Subsidiaries, nor any ERISA Affiliate is or was a party to any collective bargaining agreement, and (vii) neither the Company, any of its Subsidiaries, nor any ERISA Affiliate has announced or otherwise made any commitment to create or amend any Plan (except with respect to amendments required by law or regulation). Notwithstanding any statement or indication in this Agreement to the contrary, there are no Plans (a) as to which the Surviving Corporation will be required to make any contributions or with respect to which the Surviving Corporation shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of the Surviving Corporation or on behalf of any other Person, after the Recap Closing, or (b) which the Surviving Corporation will not be able to terminate immediately after the Recap Closing in accordance with their terms and ERISA. With respect to each of such Plans, at the Recap Closing there will be no unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates. The Company has made available to TNF true and complete copies of: (i) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no material defaults thereunder, (ii) the currently effective Summary Plan Description pertaining to each of the Plans required to have a Summary Plan Description, (iii) the three most recent annual reports for each of the Plans (including all relevant schedules), (iv) the most recently filed PBGC Form 1 (if applicable), (v) the most recent Service determination letter, if any, for each Plan which is intended to constitute a qualified plan under Section 401 of the Code and each amendment to each of the foregoing documents, and (vi) for each funded Plan, financial statements consisting of (A) the consolidated statement of assets and liabilities of such Plan as of its most recent valuation date, and (B) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP as of such dates.

          6.16.2. Present Value of Benefits.  The present value of all accrued
                  -------------------------
benefits under any Plans subject to Title IV of ERISA shall not, as of the Recap Closing Date, exceed the value of the assets of such Plans allocated to such accrued benefits, based upon the applicable provisions of the Code and ERISA, and each such Plan shall be capable of being terminated as of the Recap Closing Date in a "standard termination" under Section 4041(b) of ERISA. With respect to each Plan that is subject to Title IV of ERISA, (i) no amount is due or owing from the Company or any of its Subsidiaries or their respective ERISA Affiliates to the Pension Benefit Guaranty Corporation or to any "multi-employer plan," as defined in Section 3(37) of ERISA on account of any withdrawal therefrom, and
(ii) no such Plan has been terminated other than in accordance with ERISA or at a time when the Plan was not sufficiently funded. The transactions contemplated hereunder, including without limitation the termination of the Plans at or prior to the Recap Closing, shall not result in any such withdrawal or other liability under any applicable Laws.

          6.16.3.  Penalties; Reportable Events.  Neither the Company, its
                   ----------------------------
Subsidiaries nor any ERISA Affiliate of either is subject to any material liability, tax or penalty whatsoever to any Person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither the Company, its Subsidiaries nor any ERISA Affiliate of either has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including, but not limited to, a penalty under
Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other Laws. Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in Section 4980D(a) of the Code, has complied in all material respects. No event has occurred which could subject any Plan to tax under Section 511 of the Code. None of the Plans subject to Title IV of ERISA has, since September 2, 1974, been completely or partially terminated nor has there been any "reportable event," as such term is defined in Section 4043(b) of ERISA, with respect to any of the Plans since the effective date of ERISA nor has any notice of intent to terminate been filed or given with respect to any such Plan. There has been no
(i) withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates that is a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of whom are not under common control, as referred to in Section 4063(b) of ERISA, or (ii) cessation by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of operations at a facility causing more than 20% of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA. Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate, nor any other organization of which any of them are a successor or parent corporation as defined in Section 4069(b) of ERISA, have engaged in any transaction described in Section 4069(a) of ERISA.

          6.16.4. Deficiencies; Qualification.  None of the Plans nor any
                  ---------------------------
trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of said Section 412, and no condition has occurred or exists which by the passage of time could be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan. Furthermore, neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has any unfunded liability under ERISA in respect of any of the Plans. Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Code is a standardized prototype plan or either (i) has received a favorable determination letter from the Service, or (ii) has time remaining under applicable treasury regulations or Service pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination and has been operated in all material respects in accordance with its terms and with the provisions of the Code. All of the Plans have been administered and maintained in substantial compliance with ERISA, the Code and all other applicable Laws. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Code or any other applicable Laws have been timely made. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements in all material respects. There are no liens against the property of the Company or any of its Subsidiaries (including the Transferred Assets) or any ERISA Affiliate under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA. The Balance Sheet and the Monthly Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans. Except as disclosed in Section 6.16.4 of the
                                                      --------------
Company Disclosure Letter, there is no contract, agreement or benefit arrangement covering any employee of the Company which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the
Code).  Except as disclosed in Section 6.16.4 of the Company
                               --------------

Disclosure Letter, the execution and performance of this Agreement will not (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of the Surviving Corporation or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, any Plan, or any present or former employee of the Surviving Corporation, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents, or (iii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, stockholder, contractor, or consultant of the Company or of any of its Subsidiaries. With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, (A) there is and will be no liability of the Company, any of its Subsidiaries, or the Surviving Corporation in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Recap Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Recap Closing Date, and (B) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent.

          6.16.5. Litigation.  Other than routine claims for benefits under
                  ----------
the Plans, there are no pending, or, to the best knowledge of the Company and its Subsidiaries, threatened, investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company, any of its Subsidiaries or any ERISA Affiliate of either as the employer or sponsor under any Plan, with any of the Service, the Department of Labor, the Pension Benefit Guaranty Corporation, any participant in or beneficiary of any Plan or any other Person whomsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

     6.17.  Assets.
            ------

          6.17.1.  Except as indicated in Section 6.17 of the Company
                                          ------------
Disclosure Letter, the Company holds, and at the Recap Closing Company Sub will hold (subject to Section 4.2 hereof), title to or a leasehold, consignment or
                 -----------
license in each item of material tangible personal property owned by or in the possession of the Company. Except as indicated in Section 6.17 of the Company
                                                  ------------
Disclosure Letter or on the Balance Sheet or the notes thereto:

                (a) each item of tangible personal property listed in the fixed asset ledger of the Company as being owned is owned by the Company, and will (subject to Section 4.2 hereof) at the Recap Closing be owned by Company Sub,
            -----------
free and clear of all Encumbrances except for Permitted Encumbrances; and

               (b) the Company is not in default with respect to any material term or condition of any lease of personal property, nor has any event occurred which through the passage of time or the giving of notice, or both, would result in such a default, in each case except as would not individually or in the aggregate reasonably be expected to be material to the Company; and

               (c) except for such items of equipment as are undergoing repair or refurbishment or are being held for replacement, in each case in the ordinary course of business and consistent with past practice, and except to the extent that no material liability will be incurred in restoring equipment to reasonable operating condition, all of the equipment (including machinery, spare parts, automobiles, trucks, other vehicles, tools, operating and office supplies, and computer hardware and softwares) owned or leased or otherwise used by the Company is in reasonable operating condition and, subject to normal maintenance, is available for use.

          6.17.2. All accounts receivable, unbilled invoices and other receivables of the Company due or recorded in the records and books of account of the Company as being due to the Company (less the amount of any provision or reserve therefor made in the records and books of account of the Company) (a) arose in the ordinary course of business, and (b) in the aggregate are reasonably expected to be collectible.

          6.17.3. Except as set forth in Section 6.17.3 of the Company
                                         --------------
Disclosure Letter, the values at which inventories of the Company are carried on the Balance Sheet reflect the inventory valuation policy of the Company consistent with its past practice and in accordance with GAAP.

     6.18.  Intellectual Property.  Section 6.18(a) of the Company Disclosure
            ---------------------   ---------------
Letter sets forth a list of all registered trade names, patents, trademarks, service marks and copyrights and applications for any of the foregoing which are used or held for use by the Company. Except as set forth in Section 6.18(b) of
                                                            ---------------
the Company Disclosure Letter, the Company has the sole right to use in the manner in which it uses such trade names in the Company's business the trade name (and related trademark) "The North Face" and "La Sportiva" in all jurisdictions in which such trade name and related trademark are in use by the Company, and, to the Company's knowledge, there is not any conflict in any jurisdiction in which such trade name and related trademark are in use by any Person with the rights of the Company therein or any conflict by the Company with the rights of any other Person therein. No license to use such name has been granted to any Person. Except as set forth in Section 6.18(c) of the
                                                   ---------------
Company Disclosure Letter, the Company has all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights, or licenses in respect of any such rights owned by others, as are necessary to continue the Company's business substantially as currently conducted, and, to the Company's knowledge, there is not any conflict in any jurisdiction in which any such proprietary intellectual property is in use by any Person with the rights of the Company therein or any conflict by the Company with the rights of any other Person therein, except where in any case or in the aggregate such failure to have such rights or such conflict would not be likely to be material. Section 6.18(d) of the Company Disclosure Letter sets forth a
                ---------------
list of all license agreements that the Company or any of its Subsidiaries have entered into in connection with the Company's trade names, patents, trademarks, service marks, copyrights or other intellectual property rights, all of which such license agreements are valid and binding upon the Company and, to the Company's knowledge, the other parties thereto.

     6.19.  Labor and Employment Matters.
            ----------------------------

            6.19.1.  Section 6.19(a) of the Company Disclosure Letter is a
                     ---------------
complete copy of all current employee handbooks utilized by the Company.
Section 6.19(b) of the Company Disclosure Letter is an accurate list of each
---------------
employment contract of the Company which provides for aggregate annual payments of more than $50,000 for personal services or employment which is not terminable on 30 days (or less) notice by the Company without penalty or obligation to make payments related to such termination. Except in accordance with the contracts, agreements, plans or programs identified in Section 6.16 or Section 6.19 of the
                                            ------------    ------------
Company Disclosure Letter no individual will accrue or receive material additional benefits, service or accelerated rights to payment of benefits as a result of the transactions contemplated by this Agreement (either alone or combined with any other event or transaction). There are no collective bargaining agreements or other labor agreements to which the Company is a party.

            6.19.2. The Company is in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, occupational safety and health, plant closings and mass layoffs, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Entities, and there has been withheld and paid to the appropriate Governmental Entities, or there is being held for payment not yet due to such Governmental Entities, all amounts required to be withheld from the employees of the Company, and the Company is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing except for such failures which would not, individually or in the aggregate, be expected to be material.

            6.19.3. As of the date hereof, and except as set forth in Section
                                                                      -------
6.19.3 of the Company Disclosure Letter, there is no (i) unfair labor practice
------
complaint against the Company pending before the National Labor Relations Board or any other federal, state, local or foreign agency; (ii) pending labor strike, work stoppage, work slow down or lockout affecting the Company; (iii) pending material grievance or unfair dismissal proceeding relating to the Company; (iv) material claim by employees of the Company alleging discrimination under any federal, state or local law or constitution, including claims of discrimination or retaliation based on race, color, creed, age, sex, sexual orientation, national origin, religion or disability; (v) other material claims affecting the Company relating to employment, including those based on statute, contract or tort; (vi) pending representation question or union organizing activities respecting a significant number of the employees of the Company; or (vii) to the knowledge of the Company, threat, investigation, charge or complaint with regard to any of the foregoing relating to the Company.

     6.20.  Suppliers.  Set forth in Section 6.20 of the Company Disclosure
            ---------                ------------
Letter is a list of the ten largest suppliers of the Company based on the dollar value of materials or products purchased by the Company for the year ended December 31, 1998. Since December 31, 1998, there has not been, nor as a result of the Transactions is there at present anticipated to be, any material adverse change in relations with any of the major suppliers of the Company and its Subsidiaries that, individually or in the aggregate, would be material. The existing suppliers of the Company and its Subsidiaries are adequate for the operation of the Company's business as operated on the date hereof. To the knowledge of the Company and its Subsidiaries, such suppliers currently are conducting, and in the past have conducted, their respective business in compliance with all applicable Laws and Orders, including without limitation Laws and Orders governing labor practices.

     6.21.  Customers.  Set forth in Section 6.21 of the Company Disclosure
            ---------                ------------
Letter is a list of the ten largest customers (including without limitation retail customers, wholesale customers and independent sales representatives) based on the dollar value of products sold of the Company for the year ended December 31, 1998 in each of the following regions: United States, Canada, Europe and Asia. Since December 31, 1998, there has not been, nor as a result of the Transactions is there at present anticipated to be, any material adverse change in relations with any of the major customers of the Company and its Subsidiaries that, individually or in the aggregate, would be material.

     6.22.  Personnel, etc.  Set forth in Section 6.22 of the Company Disclosure
            ---------------               ------------
Letter is a list setting forth:

            (a) the name of each officer of each of the Company and the Company's Subsidiaries, specifying the title of each such Person; and

            (b) the name of each director of each of the Company and the Company's Subsidiaries.

     The Company has heretofore provided TNF with a complete and accurate schedule of compensation which each of the officers referred to in clause (a) above is currently entitled to receive, and all payroll records relating to non-officer employees heretofore provided to TNF are accurate and complete.

     6.23.  Insurance.  The Company is currently insured for reasonable amounts
            ---------
with reputable insurance companies, against such risks as the Company reasonably believes is customary in the business in which it is engaged. All of the insurance policies and bonds maintained by the Company are in full force and effect, the Company is not in default in any material respect thereunder and all material claims thereunder have been filed in due and timely fashion or as required by any such insurance policies. Since December 31, 1998, no material claim by the Company on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. Section 6.23 of the
                                                         ------------
Company Disclosure Letter lists all insurance policies maintained by or for the benefit of the Company or its directors, officers, employees or agents, specifying (i) the type of policy, (ii) policy limits and (iii) self insurance amounts.

    6.24.  Computer Systems.  Except as set forth in Section 6.24 of the Company
           ----------------                          ------------
Disclosure Letter, the Company does not plan or anticipate any material expenditure in relation to the hardware or software or communications systems used or planned to be used in connection with the Company's business. All computer equipment and systems used by any of the Company and its Subsidiaries and, to the knowledge of the Company, any major supplier of the Company or its Subsidiaries recognize the advent of the year 2000 and can or will correctly recognize and manipulate date information relating to dates on or after January 1, 2000, and the operation and functionality of such computer systems will not be adversely affected by the advent of the year 2000 or any manipulation of data featuring date information relating to dates before, on or after January 1, 2000, in each case except for such failures to recognize, manipulate, operate or function as are set forth in Section 6.24 of the Company Disclosure Letter.
                             -------------

     6.25.  Takeover Statutes.  No Takeover Statute applicable to the Company is
            -----------------
applicable to the Transactions or the other transactions contemplated hereby.

     6.26.  Brokers.  Except as set forth in Section 6.26 of the Company
            -------                          ------------
Disclosure Letter, the consummation of the transactions contemplated hereby will not give rise to, any valid claim against TNF or the Company or any of their respective directors, officers, stockholders or affiliates for a brokerage commission, finder's fee or other like payment to any person or entity.

     6.27.  Opinion. The Company Board has received an opinion of BT Alex. Brown
            -------
to the effect that, as of the date of this Agreement, the Per Share Amount to be received in the Offer and Merger by the holders of Shares (other than TNF or its affiliates and any holders of Shares who will retain Shares following the consummation of the Offer and the Merger) is fair, from a financial point of view, to such holders.

     6.28. Rights Plan. The Company Board has approved and adopted an amendment
           -----------
to the Preferred Shares Rights Agreement between the Company and American Stock Transfer and Trust Co. dated as of July 6, 1998 (the "Rights Agreement") which
                                                      ----------------
provides that neither the execution and delivery of this Agreement nor the consummation of any of the Transactions contemplated by this Agreement (and any purchase of Recap Shares by James Fifield by assignment from TNF) shall be deemed to cause any of TNF, GEI, James Fifield or any of their respective affiliates to be deemed to be "Acquiring Persons" within the meaning of the Rights Agreement, the net effect of which is that neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by the Agreement (including the consummation of the Merger) will (i) constitute a "Triggering Event" within the meaning of the Rights Agreement, (ii) cause any rights granted under the Rights Agreement to become exercisable or to separate from the shares of Existing Stock to which they are attached, or (iii) trigger any other provisions of the Rights Agreement, including giving rise to a Distribution Date (as defined in the Rights Agreement) in connection with the transactions contemplated hereby and such amendment shall remain in full force and effect at all times from and after the date hereof.

     6.29.  La Sportiva.  The parties hereto acknowledge that none of the
            -----------
representations and warranties made by the Company in this Agreement shall apply with respect to La Sportiva S.r.l.; provided, however, that, to the knowledge of the Company (without independent investigation), none of such representations and warranties would be breached if such representations and warranties applied with respect to La Sportiva S.r.l.

                                  ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF TNF

     TNF hereby represents and warrants to the Company that, except as set forth in the Disclosure Letter delivered at or prior to the date hereof by TNF to the Company (the "TNF Disclosure Letter"), dated as of the date hereof, the information set forth in any section of which shall be deemed to provide an exception to or otherwise qualify the representations and warranties of TNF in the corresponding section of this Agreement to the extent that it is apparent to which section of this Agreement such information relates:

     7.1.  Organization and Good Standing; Authority.  TNF (i) is a limited
           -----------------------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, except where the failure to be so organized would not reasonably be expected to have a Material Adverse Effect on TNF, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, (iii) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not materially restrict or prevent the consummation of the Offer, the Asset Dropdown, the Merger or the other transactions contemplated hereby, and (iv) and has the limited liability company power and authority and has taken all limited liability company action necessary in order to execute and deliver this Agreement and consummate the transactions contemplated hereby. The sole member of TNF has duly authorized the execution, delivery and performance of this Agreement and no other action or other proceedings on the part of TNF is necessary to authorize this Agreement or the Transactions. This Agreement has been duly executed and delivered by TNF and is a valid and legally binding obligation of it, enforceable against TNF in accordance with its terms.

     7.2.   Absence of Conflict.  Except as set forth in Section 7.2 of the TNF
            -------------------                          -----------
Disclosure Letter, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and compliance with the provisions hereof do not and will not (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event that, with the notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a material benefit under, or result in the creation or imposition of (or the obligation to create or impose) any Encumbrance upon any of the properties or assets of TNF under any of the terms, conditions or provisions of the charter and bylaws of TNF or any material agreement, indenture, note, bond, mortgage, deed of trust, undertaking, permit, lease, franchise, license or other instrument to which TNF is a party or by which it or any of its properties or assets may be bound or affected; or (ii) violate any Law or Order applicable to TNF, except for any such violations of Law or Order which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TNF.

     7.3.  Approvals.  Section 7.3 of the TNF Disclosure Letter contains a
           ---------   -----------
list of all Approvals of Governmental Entities which, to the knowledge of TNF, required to be given or obtained by TNF from any and all Governmental Entities in connection with the consummation of the transactions contemplated by this Agreement, except where the failure to be given or obtain such Approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on TNF.

     7.4.  Brokers.  Except as set forth in Section 7.4 of the TNF Disclosure
           -------                          -----------
Letter, the consummation of the transactions contemplated hereby will not give rise to, any valid claim against the Company or any of its directors, officers, stockholders or affiliates for a brokerage commission, finder's fee or other like payment to any person or entity.

     7.5.  Offer Documents; Schedule 13E-3; Schedule 13E-4.  No information
           -----------------------------------------------
supplied by or on behalf of TNF specifically for inclusion in the Schedule 13E-3 or Schedule 13E-4 will, at the respective times filed with the SEC or other Governmental Entity, or at any time thereafter when the information included therein is required to be updated pursuant to applicable law, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The
Schedule 13E-3 will, when filed by TNF with the SEC or other Governmental Entity, comply as to form in all material respects with the provisions of the Exchange Act and the SEC's rules and regulations promulgated thereunder.

     7.6.  Financing.  TNF has delivered to the Company copies of (i) a
           ---------
commitment letter from GEI with respect to equity funding (the "Equity
                                                                ------
Funding")  of up to $88 million, and (ii) a commitment letter from The Chase
-------
Manhattan Bank and a "highly confident" letter from Chase Securities Inc. relating to such financing as, in TNF's judgment, is reasonably expected to be necessary, together with the Equity Funding, to consummate the Offer, the Merger and the other transactions contemplated hereby (the "Debt Funding"). If TNF
                                                     ------------
purchases the Recap Shares, it will do so for investment solely for its own account and not with a view to distribution. TNF understands that the sale of the Recap Shares to TNF will not be registered under the Securities Act and will bear a legend to that effect.

     7.7.  Interim Operation of TNF.  TNF was formed solely for the purpose of
           ------------------------
engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations solely as contemplated by this Agreement.

     7.8.    Other Agreements.  There are no material agreements, arrangements,
             ----------------
transactions or other relationships between (i) James Fifield and (ii) TNF or GEI, other than such agreements, arrangements, transactions or other relationships set forth in the letters from GEI to James Fifield, dated February 26, 1999.

                                 ARTICLE VIII

                                   COVENANTS

     8.1.    Conduct of Business Pending Closing.  The Company agrees that on
             -----------------------------------
and after the date hereof and prior to the Recap Closing Date, except as otherwise consented to by TNF in writing (which consent shall not be unreasonably withheld), except as set forth in Section 8.1 of the Company
                                               -----------
Disclosure Letter , or except as otherwise contemplated by this Agreement:

             8.1.1. The Company shall conduct its business in the ordinary course in all material respects;

             8.1.2. The Company shall (i) discharge accounts payable and other current liabilities and obligations of the Company in accordance with past practice, (ii) purchase and maintain inventory in an amount consistent with normal seasonal requirements of the Company, and (iii) discharge on a timely basis any and all liabilities as and to the extent such liabilities or any portion thereof become due prior to the Recap Closing; provided, however, that the Company shall not prepay, redeem or repurchase any Indebtedness or other obligations that are not due and payable prior to the Recap Closing other than pursuant to its existing revolving credit facility in the ordinary course of business;

             8.1.3. The Company shall use commercially reasonable efforts to preserve the business organization of the Company intact, to preserve its existing relationship with suppliers, customers, employees and others with whom business relationships exist as of the date hereof;

             8.1.4. The Company shall not borrow any money, incur any Indebtedness or guarantee any Indebtedness or obligation of any Person, other than accounts payable arising in the ordinary course of business, consistent with past practice, and other than pursuant to its existing revolving credit facility in the ordinary course of business;

             8.1.5. The Company shall not issue, sell or dispose of any capital stock or other equity interest in the Company, except upon the valid exercise of Options in accordance with the terms thereof, or issue or grant any options, warrants or other rights to purchase any such capital stock or equity interest or any securities convertible into or exchangeable for such capital stock or equity interests or otherwise make or effect any change in the issued and outstanding capitalization of the Company;

             8.1.6. The Company shall not cause or permit any amendment, alteration or modification in the terms of any currently outstanding options, warrants or other rights to purchase any capital stock or equity interest in the Company or any securities convertible into or exchangeable for such capital stock or equity interest, including without limitation any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;

             8.1.7.  Except as set forth in Section 8.1.7 of the Company
                                            -------------
Disclosure Letter, the Company shall not declare or pay any dividend or make any other distribution, or transfer any assets, to any stockholders of the Company in their capacity as such, or redeem, repurchase or otherwise reacquire any of its capital stock, except in the ordinary course of business;

             8.1.8. Except for transactions with Company vendors and suppliers in the ordinary course of business consistent generally with past practice, the Company shall not enter into any contracts or agreements (written or oral) that provide for aggregate payments by any party in excess of $100,000 per contract and that are not terminable upon 90 days (or less) notice by the Company without penalty or obligation to make payments related to such termination and, to the extent the Company is a party to any such contract or agreement as of the date hereof, the Company shall not amend or waive any rights under any such contract;

             8.1.9. The Company shall not purchase all or any substantial part of the properties or assets of, or otherwise acquire, merge or consolidate with, any Person, (or division thereof);

             8.1.10. The Company shall not sell, lease, transfer, assign or otherwise dispose of any material properties or assets, except for (i) sales of inventory in the ordinary course of business consistent with past practice, and
(ii) sales in connection with any transaction to which the Company is contractually obligated prior to the date hereof described in Section 8.1.10 of
                                                              --------------
the Company Disclosure Letter, and except as otherwise provided by this Agreement;

             8.1.11. Except as set forth in Section 8.1.11 of the Company
                                            --------------
Disclosure Letter, the Company shall not sell, lease, transfer, assign or otherwise dispose of any Owned Real Estate or Leased Real Estate, and the Company shall not permit any lease or sublease of Leased Real Estate to terminate or expire, in each case except as otherwise provided in this Agreement;

             8.1.12.  Except as set forth in Section 8.1.12 of the Company
                                             --------------
Disclosure Letter, the Company shall not purchase, lease or otherwise acquire any material properties or assets except for purchases of inventory in the ordinary course of business;

             8.1.13. Except as may be required by law or under any existing agreements set forth in Section 8.1.13 of the Company Disclosure Letter, the
                        --------------
Company
shall not increase the compensation or fringe benefits payable or to become payable by the Company to any of the officers or salaried employees of the Company, other than routine or customary increases made in the ordinary course of business and consistent with past practice;

             8.1.14.  Except as set forth in Section 8.1.14 of the Company
                                             --------------
Disclosure Letter, the Company shall not close, shut down or otherwise eliminate any of its stores and offices or make any other material change in the character of its business, properties or assets other than in the ordinary course of business consistent with past practice;

             8.1.15. The Company shall maintain in all material respects its existing advertising programs and policies without material modification except for any changes made in the ordinary course of business;

             8.1.16. The Company shall not materially reduce the personnel headcount of the Company and shall use commercially reasonable efforts (but not requiring the expenditure of funds) to keep available the services of the present employees of the Company;

             8.1.17. The Company shall not change its accounting principles, methods or practices, including any change in its policies with respect to reserves (whether for bad debts, contingent liabilities or otherwise), any change in depreciation or amortization policies or rates or any change in the policies pertaining to the recognition of accounts receivable or the discharge of accounts payable or accounting for inventories, except as may be required under GAAP or as may be required from time to time by the SEC, the Financial Accounting Standards Board or any other Governmental Entity or accounting body with jurisdiction or authority over the financial reporting practices and policies of the Company;

             8.1.18. Other than in the ordinary course, the Company shall not make any representation or proposal to, or engage in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any party which has issued a letter of credit that benefits the Company, without prior consultation with and approval of TNF (which shall not be unreasonably withheld);

             8.1.19. The Company shall (i) use commercially reasonable efforts to maintain in all material respects its existing material Permits and Approvals which are necessary to the conduct or operation of the Company's business as it is conducted or operated as of the date hereof, and (ii) not violate any Law of which the Company is aware or has knowledge regarding its existence;

             8.1.20. The Company shall use commercially reasonable efforts to maintain in full force and effect all policies of insurance now in effect;

             8.1.21. The Company shall not enter into any agreement or take or commit to take any action that would, if taken on or before the Recap Closing, result in a breach of any of the foregoing covenants contained in this Section 8.1 or of any
                                                    -----------
representation or warranty of the Company contained in this Agreement as made as of the Recap Closing;

             8.1.22. The Company shall not take any action, enter into any agreement or alter any policy that would delay or hinder the consummation of the Asset Dropdown or delay or hinder the ability of TNF to accomplish recapitalization accounting treatment of the Transactions and the transactions contemplated herein; and

             8.1.23. The Company shall not initiate, settle or resolve any material litigation, arbitration or other adjudication.

     8.2.  Access.  The Company shall permit TNF and its Representatives to have
           ------
reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Company's business, to all of the directors, officers, employees, agents and Representatives of the Company and all properties, books, records, operating instructions, procedures and Tax Returns of the Company and all other information with respect to the Company, its business and operations and its assets and properties as TNF or its Representatives may from time to time reasonably request, and to make copies of such books, records and other documents.

     8.3.  Permits and Approvals.  The Company and TNF shall use commercially
           ---------------------
reasonable efforts to obtain all Permits and Approvals reasonably necessary for the consummation of the transactions contemplated hereby and to permit the Company, following the Recap Closing, to continue to conduct its business in substantially the manner it is being conducted as of the date hereof. The Company shall use commercially reasonable efforts to obtain all authorizations from any Person as may be required for it to consummate the Asset Dropdown and the other transactions contemplated hereby in accordance with the terms of this Agreement, and if the Company, despite such efforts, is unable to obtain any such authorizations, the Company shall take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder and to carry out the intentions of the parties expressed herein, including without limitation such actions described in Section 4.2
                                                               -----------
hereof.

     8.4. Litigation.  Until the Recap Closing, each of the Company and TNF
          ----------
shall promptly notify the other of any action, suit, proceeding, claim or investigation which is threatened or commenced that materially relates to or materially affects the Company, its business, its properties or assets, this Agreement or the transactions contemplated hereby.

     8.5. Acquisition Proposals. Except as otherwise provided in this Section
          ---------------------                                       -------
8.5, the Company, from the date of this Agreement until the earlier of
---
termination of this Agreement and the Effective Time, agrees that neither it nor any of its officers and directors shall, and the Company shall direct and use its best efforts to cause its management employees and Representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer

(including, without limitation, any proposal or offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction, other than pursuant to this Agreement, involving, or any purchase of all or any significant portion of the properties and assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any
 --------------------
confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall make all reasonable efforts to enforce any confidentiality agreements to which it is a party. The Company will take the necessary steps to inform the appropriate individuals and entities referred to in the first sentence hereof of the obligations under this Section 8.5. The Company promptly will notify TNF if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company. Notwithstanding the foregoing, in the event the Company receives an Acquisition Proposal that was not solicited by it and that did not result from a breach of this Section 8.5 (an "Unsolicited Proposal"), the Company may in response
     -----------      --------------------
thereto provide confidential information or data (subject to the execution of a customary confidentiality agreement) to, or engage in discussions or negotiations with, Representatives of a proposed acquiror in connection with the transaction(s) contemplated by the Acquisition Proposal, provided that (x) the transaction contemplated by the Acquisition Proposal is for all or substantially all of the outstanding shares of Existing Stock held by non-affiliates of the Company (and may include or exclude shares held by affiliates of the Company),
(y) the Company Board determines in good faith, after receiving advice from a nationally recognized investment banking firm, that the consideration offered in the Acquisition Proposal is superior to the Per Share Amount and that such transaction(s) represents a transaction superior to the Transactions for holders of the Existing Stock (taking into account, among other things, the expected time to close the transaction, the certainty of closing the transaction, and the other terms and conditions as compared with the Transactions, and (z) in the opinion of the Company Board, after consultation with its outside legal counsel and financial adviser, the failure to provide such information or data or engage in such discussions or negotiations may reasonably be determined to constitute a breach of fiduciary duties by the Company Board under applicable law (an Acquisition Proposal which satisfies the foregoing clauses (x) and (y) being referred to herein as a "Superior Proposal"). Nothing contained in this Section
                         -----------------
8.5 shall prohibit the Company from complying with its obligations under Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; provided, however, that, in complying with such rules, the Company will not make or authorize any recommendations of any Acquisition Proposal unless it constitutes a Superior Proposal.

     8.6.  H-S-R Notification.
           ------------------

             8.6.1.  Filings.  As soon as practicable after the execution of
                     -------
this Agreement, to the extent required by law, each of the Company and TNF shall file, or cause to be filed, with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), the
                                                            ---------

notification and documentary material required in connection with the transactions contemplated hereby.

             8.6.2.  Cooperation.  TNF and the Company shall promptly file any
                     -----------
additional information requested as soon as practicable after receipt of a request for additional information. TNF and the Company shall use their commercially reasonable efforts to obtain early termination of the applicable waiting period under the H-S-R Act. The parties hereto will coordinate and cooperate with one another in exchanging such information and providing such reasonable assistance as may be requested in connection with such filings.

             8.6.3.  Other Actions.  The Company agrees that, in order to
                     -------------
comply with the H-S-R Act in connection with the transactions contemplated hereby, TNF shall be entitled, in its sole discretion, to acquiesce to any divestitures, operating restrictions or other constraints imposed or required by any Governmental Entity, provided that such divestitures, operating restrictions or other constraints shall not have any material effect on the terms of the Transactions.

     8.7.  Financial Statement Deliveries.  As soon as is reasonably
           ------------------------------
practicable and in no event later than twenty-five (25) days from the last day of each fiscal month between the date of this Agreement and the Recap Closing Date, the Company shall prepare and provide to TNF monthly historical financial statements (the "Monthly Financial Statements") for the Company, utilizing the
                 ----------------------------
same methodology currently used in preparing the financial statements included in the Company's unaudited 1998 financial statements.

     8.8.  Covenant to Satisfy Conditions.  Each of the Company and TNF will use
           ------------------------------
commercially reasonable efforts to ensure that the conditions set forth in

Article IX hereof are satisfied, insofar as such matters are within the control
----------
of such party. Each such party shall promptly consult with the other with respect to, and provide to the other any legally permitted information and copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity (other than confidential personnel information) in connection with this Agreement and the transactions contemplated hereby. TNF and the Company further covenant and agree, with respect to any pending or threatened Action, preliminary or permanent injunction or other Order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be. Upon the request of TNF, the Company agrees that it shall use commercially reasonable efforts to secure waivers and/or consents from such third parties as may be necessary or desirable in TNF's reasonable judgment in order to consummate the transactions contemplated hereby.

     8.9.  Financing.  Each of the Company and TNF agrees to use its
           ---------
commercially reasonable efforts to obtain, on terms satisfactory to TNF in its sole discretion, all of the financing necessary in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company acknowledges receipt of the commitment and "highly confident" letters referred to in Section 7.6 hereof
                                                             -----------
and undertakes to use its commercially reasonable efforts to fulfill, or cause to be fulfilled, the obligations of the Company and "Borrower" thereunder.

     8.10.  Disclosure Prior to Closing.  In the event that, at any time prior
            --------------------------
to the Recap Closing, the Company or TNF becomes aware of any matter that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Schedules hereto or would otherwise have rendered any representation or warranty false, such party shall promptly provide written notice of such matters to the other party. However, no such notice provided under this Section 8.10 shall be deemed to cure any breach of any
                    ------------
representation or warranty made in this Agreement whether for purposes of determining whether or not the conditions set forth in Article IX hereof have
                                                       ----------
been satisfied or otherwise. In addition, the Company shall promptly provide written notice of any events occurring after the date hereof that individually or in the aggregate have had or are reasonably expected to have a Material Adverse Effect on the Company.

     8.11.  Public Announcements.  Each of the Company and TNF will obtain the
            --------------------
consent of the other prior to issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to obtaining such consent, except as may be required by applicable law or pursuant to the rules and regulations of the NASDAQ National Market.

     8.12.  Employee Benefits.  From and after the Effective Time, TNF and the
            -----------------
Surviving Corporation and their respective affiliates will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company and any current or former officer, director, employee or consultant of the Company.

     8.13.  Directors' and Officers' Insurance and Indemnification.  The
            ------------------------------------------------------
Company will indemnify each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or its successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified
                          -----------------                        -----------
Parties"), to the fullest extent required or permitted under the certificate of
-------
incorporation or by-laws of the Company, or any agreement with the Company in each case as in effect immediately prior to the execution of this Agreement, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel (whenever asserted or claimed)

("Indemnified Liability"), based in whole or in part on, or arising in whole or
  ---------------------
in part out of, any matter, state of affairs or occurrence existing or occurring at or prior to the Recap Closing Date whether commenced, asserted or claimed before or after the Recap Closing Date, including, without limitation, liability arising under the Securities Act, the Exchange Act, or state law. The Company will maintain in effect for not less than six years after the Recap Closing Date the current policies of directors' and officers' liability insurance maintained by the Company on the date hereof (provided that the Company may substitute therefor policies having at least the same coverage, a comparably rated issuer and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Recap Closing Date; provided, however, that if the aggregate annual premiums for such insurance during such period exceed 200% of the per annum rate of the aggregate premium currently paid by the Company for such insurance on the date of this Agreement, then the Company will provide the maximum coverage that will then be available at an annual premium equal to 200% of such rate. The rights under this Section 8.13 are in addition
                                                   ------------
to rights that an Indemnified Party may have under the certificate of incorporation, by-laws, other similar organizational documents of the Company or the DGCL. The rights under this Section 8.13 are contingent upon the occurrence
                                ------------
of, and will survive consummation of, the Transactions and are expressly intended to benefit each Indemnified Party. The certificate of incorporation and by-laws of the Surviving Corporation following the Transactions shall contain provisions identical with respect to elimination of personal liability and indemnification to those set forth in Articles 8 and 9 of the Certificate of Incorporation of the Company and Article 8 of the by-laws of the Company, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Recap Closing Date in any manner that would adversely affect the rights thereunder of individuals who immediately prior to the Recap Closing Date were directors, officers, agents or employees of the Company.

8.14.  Antitakeover Statutes.  If any Takeover Statute (as defined below) is or
       ---------------------
may become applicable to the transactions contemplated hereby, the Company Board will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby or thereby. For purposes of this Agreement, a "Takeover Statute" means a "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States, including without limitation Section 203 of the DGCL.

                                  ARTICLE IX

                                  CONDITIONS

     9.1.  Conditions to the Stock Purchase.  The respective obligations of each
           --------------------------------
party to effect the Stock Purchase shall be subject to the satisfaction at or prior to the Recap Closing Date of each of the following conditions unless waived:

             9.1.1.  No Order.  No United States or state governmental
                     --------
authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by TNF or any of its affiliates illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions (including by imposing material limitations on the ability of TNF to exercise full rights of ownership of the Recap Shares, including the right to vote such Recap Shares on all matters properly presented to the Company's stockholders).

             9.1.2.  Offer.  The conditions to the Offer set forth in Annex A
                     -----                                            -------
hereto shall have been satisfied and the Company shall simultaneously with the Recap Closing purchase all Shares validly tendered and not withdrawn pursuant to the Offer.

     9.2.  Additional Conditions of Company Obligation to Effect Stock
           -----------------------------------------------------------
Purchase.  The obligations of the Company to effect the Stock Purchase shall
--------
also be subject to the satisfaction at or prior to the Recap Closing Date of each of the following additional conditions, unless waived by the Company:

             9.2.1.  Accuracy of Representations and Warranties.  All
                     ------------------------------------------
representations and warranties made by TNF in this Agreement or the TNF Disclosure Letter shall be true and correct in all respects on the date when made and on and as of the Recap Closing Date (unless the representations and warranties address matters as of a particular date, in which case they shall remain true and correct in all respects as of such date) with the same effect as if made on and as of the Recap Closing Date (without regard to any amendment or supplement of the TNF Disclosure Letter after the date hereof), except where such failures to be true and correct, in each case or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect on TNF.

             9.2.2.  Compliance with Covenants.  TNF shall have performed in
                     -------------------------
all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or on the Recap Closing Date.

             9.2.3.  Officer's Certificates.  The Company shall have received
                     ----------------------
such certificates of TNF, dated as of the Recap Closing Date, signed by an executive officer of

TNF to evidence satisfaction of the conditions set forth in this Article IX as
                                                                 ----------
may be reasonably requested by the Company.

     9.3.  Additional Condition to TNF Obligation to Effect Stock Purchase.  The
           ---------------------------------------------------------------
obligation of TNF to effect the Stock Purchase is also subject to the satisfaction at or prior to the Recap Closing Date of each of the following additional conditions, unless waived by TNF:

             9.3.1.  Accuracy of Representations and Warranties.  All
                     ------------------------------------------
representations and warranties made by the Company in this Agreement or the Company Disclosure Letter shall be true and correct in all respects on the date when made and on and as of the Recap Closing Date (unless the representations and warranties address matters as of a particular date, in which case they shall remain true and correct in all respects as of such date) with the same effect as if made on and as of the Recap Closing Date (without regard to any amendment or supplement of the Company Disclosure Letter after the date hereof), except where such failures to be true and correct, in each case or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect on the Company.

             9.3.2.  Compliance with Covenants.  The Company shall have
                     -------------------------
performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or on the Recap Closing Date.

             9.3.3.  Company Adverse Changes.  There shall not have occurred
                     -----------------------
after the date hereof any events that individually or in the aggregate are or may reasonably be expected to have a Material Adverse Effect on the Company.

             9.3.4.  Financing.  TNF shall have obtained, on terms satisfactory
                     ---------
to TNF in its sole discretion, all financing necessary to consummate the transactions contemplated by this Agreement and that are necessary to continue after the Recap Closing the business of the Surviving Corporation in substantially the manner it is currently being conducted or is planned to be conducted.

             9.3.5.  Accounting Principles. The Company shall not have altered,
                     ---------------------
modified or amended, and the Company shall not have been required in the future to make any alteration, modification or amendment (which in TNFs' reasonable belief would be material to the Company) of, any of its material accounting principles, methods or practices, whether or not required or requested to make such alteration, modification or amendment by any Governmental Entity, by the Company's independent auditors or otherwise.

             9.3.6.  Officer's Certificates.  TNF shall have received such
                     ----------------------
certificates of the Company, dated as of the Recap Closing Date, signed by the President and Chief Financial Officer of the Company to evidence satisfaction of the conditions set forth in this Article IX (insofar as it relates to the Company).
     ----------

     9.4.  Conditions to the Merger.  The respective obligations of each party
           ------------------------
to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

             9.4.1.  Stockholder Approval.  This Agreement and the transactions
                     --------------------
contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by Delaware Law and the Certificate of Incorporation of the Company;

             9.4.2.  No Order.  No United States or state governmental
                     --------
authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions; and

             9.4.3.  Stock Purchase.  TNF shall have purchased the Recap Shares
                     --------------
pursuant to the Stock Purchase.


                                   ARTICLE X

                                  TERMINATION

     10.1.  Termination.  Anything herein or elsewhere to the contrary
            -----------
notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time on or prior to the Recap Closing Date:

             10.1.1.  Mutual Consent.  By mutual written consent of the parties
                      --------------
hereto.

             10.1.2.  By TNF.  By TNF, if (i) any of the conditions set forth
                      ------
in Section 9.1 or 9.3 shall have become incapable of fulfillment (other than
   -----------    ---
as a result of a breach of this Agreement by TNF), or (ii) the Company Board or any committee thereof withdraws or modifies, or resolves to withdraw or modify, its recommendation of the Transactions, for any reason.

             10.1.3.  By the Company.  By the Company, if any of the conditions
                      --------------
set forth in Section 9.1 or 9.2 shall have become incapable of fulfillment
             -----------    ---
(other than as a result of a breach of this Agreement by the Company).

             10.1.4. Fiduciary Duties. By the Company, by written notice to TNF
                     ----------------
prior to the consummation of the Stock Purchase, if the Company receives an Unsolicited Proposal that constitutes a Superior Proposal and the Company Board accepts such Superior Proposal; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 10.1.4 unless it
                                                      --------------
shall have provided TNF with
written notice of such a possible determination (which written notice will inform TNF of the material terms and conditions of the proposal, including the identity of the proponent) at least three (3) Business Days prior to such determination.

             10.1.5.  Termination Date.  By TNF or the Company, if the
                      ----------------
transactions contemplated hereby are not consummated on or before July 31, 1999, and if the failure to consummate such transactions on or before such date did not result from the breach of any representation, warranty or agreement herein of the party seeking such termination.

             10.1.6.  Breach of Covenant.  By TNF or the Company, if the
                      ------------------
other party shall be in material breach of any of its covenants contained in this Agreement and such breach either is incapable of cure or is not cured within fifteen (15) days after notice from the party wishing to terminate; provided, however, that the party seeking such termination shall not also then be in material breach of this Agreement; and provided further that any breach of the provisions of Section 8.5 hereof shall entitle TNF to an immediate right of
                  -----------
termination without any notice or cure requirement.

             10.1.7.  Breach of Representations and Warranties.  By TNF or the
                      ----------------------------------------
Company, if the other party shall be in breach of any of its representations or warranties contained in this Agreement, which breach, individually or together with all other breaches, is reasonably expected to have a Material Adverse Effect on TNF or the Company, as applicable, and such breach either is incapable of cure or is not cured within fifteen (15) days after notice from the party wishing to terminate, provided that the party seeking such termination shall not also then be in material breach of this Agreement.

     10.2.  Manner and Effect of Termination.  Termination shall be effected by
            --------------------------------
the giving of written notice to that effect by the party seeking termination.
If this Agreement is validly terminated and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect and no party shall be obligated to the others hereunder; provided, however, that termination shall not affect (i) the rights and remedies available to a party as a result of the breach by the other party hereunder (provided that, subject to clause (iv) below, the provisions of Section 10.3
                                                                ------------
shall constitute the exclusive legal remedy of TNF with respect to breach by the Company described therein), (ii) the provisions of Sections 6.26 and 7.4 hereof,
                                                   -------------     ---
(iii) the obligations of the Company pursuant to Section 10.3 below, or (iv) the
                                                 ------------
rights available to the parties under Section 12.10 hereof.
                                      -------------

     10.3.  Certain Payments Upon Termination.  In the event that (a) either
             ---------------------------------
Agreement under Section 10.1.2(i), 10.1.3 or 10.1.5 due to the failure of the
                -----------------  ------    ------
Offer to be consummated due to failure of the Minimum Condition to be satisfied (but only if all conditions to the Offer in Annex A other than the Minimum
                                            -------
Condition shall have been satisfied or waived), provided that either there has been a Competitive Bid or the Company has become a party to, or within twelve
(12) months following the date hereof enters into, an agreement for any Person to acquire a controlling interest or all of the Existing Stock or all or substantially all of the Company Assets), (b) TNF terminates this Agreement under Section 10.1.2(ii) or under Section 10.1.6 (provided that the
      ------------------          --------------
covenant(s) breached are contained in Section 8.1.6 or 8.5) or (c) the Company terminates this Agreement pursuant to Section 10.1.4, the Company shall pay to a
                                      --------------
TNF termination fee in the amount of $7,000,000 (the "Termination Fee") plus
                                                      ---------------
all Expenses. If (a) either party terminates this Agreement under Section 10.1.2(i), 10.1.3 or 10.1.5 due to the failure of the Offer to be consummated
---------  ------    ------
due to failure of the Minimum Condition to be satisfied (but only if all conditions to the Offer in Annex A other than the Minimum Condition shall have
                           -------
been satisfied or waived, and the proviso in clause (a) in the preceding sentence is not applicable), or (b) TNF terminates this Agreement under Section
                                                                        -------
10.1.6 (but the proviso in clause (b) in the preceding sentence is not
------
applicable) or 10.1.7, the Company shall pay to TNF all Expenses.  For purposes
               ------
of this Section 10.3, "Expenses" shall mean all fees and expenses (including
        ------------   --------
those of counsel, accountants and other advisors and in connection with financing commitments) incurred by any of TNF and its affiliates in connection with the transactions contemplated by this Agreement, up to an aggregate maximum of $5,500,000 if the Termination Fee is also payable in accordance with the first sentence of this Section 10.3, or $5,000,000 if the Termination Fee is not
                       ------------
payable. All payments required to be made hereunder shall be made by wire transfer of immediately available funds within two (2) Business Days of the event giving rise to the payment of such expenses. The Company acknowledges that the agreements contained in this Section 10.3 are an integral part of the
                                      ------------
transactions contemplated by this Agreement and that, without said agreements, TNF would not enter into this Agreement; accordingly, if the Company fails promptly to pay the Termination Fee and Expenses due pursuant to this Section
                                                                      -------
10.3, and, in order to obtain such payment, TNF commences a suit which results
----
in a judgment against the Company for the fees and expenses set forth herein, the Company will pay to TNF TNF's reasonable expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due hereunder at the legal rate determined by the court rendering such judgment.

                                  ARTICLE XI

                                OTHER AGREEMENTS

     11.1.  Confidentiality.  The Company agrees that from the date hereof
            ---------------
until the Recap Closing Date or earlier termination of this Agreement it will not, and will use reasonable best efforts to ensure that none of its directors, officers, Representatives, agents or employees will, without the prior written consent of TNF, submit or disclose to or file with any other Person, or use, any confidential or non-public information relating to the Company or TNF, except for such disclosure as may be required by Law or applicable accounting regulations. TNF agrees that from the date hereof until the Recap Closing Date or earlier termination of this Agreement it will not, and will use reasonable best efforts to ensure that none of its directors, officers, Representatives, agents or employees will, without the prior written consent of the Company, submit or disclose to or file with any other Person, or use, any confidential or non-public information relating to the Company, except for such disclosure as may be required by Law or applicable accounting regulations. Without limiting the generality of the foregoing, TNF and the Company agree and acknowledge that, until the Recap Closing, they will continue to be bound by the Confidentiality Agreement between Leonard Green & Partners, L.P. and the

Company and the letter agreement between Leonard Green & Partners, L.P. and the Company.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1.  Expenses.  Except as otherwise specifically provided for herein,
            --------
each of the Company, on the one hand, and TNF, on the other, shall pay all of its costs and expenses (including attorneys', accountants' and investment bankers' fees) incurred in connection with this Agreement and the transactions contemplated hereby.

     12.2.  Notices.  All notices, requests, claims, demands and other
            -------
communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered personally or sent by facsimile transmission (receipt of which is confirmed) or by courier service promising overnight delivery (with delivery confirmed the next day) or three (3) Business Days after sent by registered or certified mail (postage prepaid, return receipt requested). Notices shall be addressed as follows:


     To The Company:  The North Face, Inc.
                      2013 Farallon Drive
                      San Leandro, California 94577
                      Attention:  Marsden S. Cason
                      Facsimile:  (510) 618-3530

     With a copy to:  Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention:  Jeffrey D. Saper, Esq.
                      Facsimile:  (650) 493-6811

     To TNF:          TNF Acquisition LLC
                      c/o Leonard Green & Partners, L.P.
                      11111 Santa Monica Boulevard
                      Suite 2000
                      Los Angeles, California 90025
                      Attention:  Jonathan D. Sokoloff
                      Facsimile:  (310) 954-0404

     With a copy to:  Irell & Manella LLP
                      333 South Hope Street, 33rd Floor
                      Los Angeles, California 90071
                      Attention:  Edmund M. Kaufman, Esq.
                      Facsimile:  (213) 229-0515

Either party may from time to time change its address for the purpose of notices by a similar notice specifying the new address but no such change shall be effective as against any Person until such Person shall have actually received it.

     12.3.  Entire Agreement.  This Agreement contains the final and entire
            ----------------
agreement between the parties with respect to the transactions contemplated hereby and supersedes all written or verbal representations, warranties, commitments and other understandings prior to the date hereof. No reference shall be made to any draft of this Agreement for purposes of interpretation or resolution of ambiguity or otherwise. All Exhibits annexed hereto, and all Schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

     12.4.  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     12.5.  Severability.  If any provision hereof shall be held to be
            ------------
unenforceable or invalid by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not alter the enforceability, validity or effect of any other provision hereof.

     12.6.  Assignability.  This Agreement shall be binding upon, inure to the
            -------------
benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned by either party without the prior written consent of the other to be given in the other party's sole discretion, except that TNF may assign in part its right to purchase Recap Shares to James Fifield so long as TNF will still own a majority of the outstanding shares of Existing Stock of the Company immediately following the Recap Closing.

     12.7.  Third Party Beneficiaries.  Nothing in this Agreement, express or
            -------------------------
implied, is intended to confer upon any other Person (other than the Indemnified Parties as provided in Section 8.13 hereof from and after the Recap Closing) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     12.8.  Captions.  The descriptive headings herein are inserted for
            --------
convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     12.9.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Delaware.

     12.10.  Specific Performance.  The parties hereto agree that if any of the
             --------------------
provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof (without requirement to post bond), in addition to any and all other remedies at law or in equity.

     12.11.  Amendment and Waiver.  This Agreement may be amended, modified or
             --------------------
supplemented only by an instrument in writing signed by all parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless set forth in writing and executed by the party so waiving. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement, provision, term or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

     12.12.  Further Assurances.  Subject to the terms and conditions herein
             ------------------
provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement.

     12.13.  Publicity.  Except as hereinafter provided, the Company, TNF shall
             ---------
not, and each of them shall use commercially reasonable efforts to cause their respective directors, officers, employees, Representatives and agents not to, discuss publicly or make any public statement with respect to this Agreement or the transactions contemplated here-by without the other party's approval.
Before making any such public announcements, the parties hereto shall use good faith efforts to agree upon the text of a joint announcement to be made by the parties hereto or use good faith efforts to obtain the other party's approval of the text of any public announcement to be made solely on behalf of such party. If the parties hereto are unable to agree on or approve such a public statement or announcement and legal counsel for a party is of the opinion that such statement or announcement is required by law or the rules of any stock exchange on which the parties' securities are traded, then such party may make or issue the legally required statement or announcement.

     12.14.  Force Majeure.  Anything to the contrary in this Agreement
             -------------
notwithstanding, no party hereto shall be liable to the other parties hereto for any loss, injury, delay, damages or other casualty suffered or incurred by such other party hereto due to strikes, riots, storms, fires, explosions, acts of God, war, governmental action, or any other cause similar thereto which is beyond the reasonable control of such parties, and any failure or delay by any party hereto in performance of any of its obligations under this Agreement due to one or more of the foregoing causes shall not be considered as a breach of this Agreement. In the event that performance of any of the material obligations under this Agreement shall be suspended due to one or more of the foregoing causes and such suspension shall have a material adverse impact on consummation of the transactions as contemplated in this Agreement or on the operations or financial conditions or Prospects of the Company, then the aggrieved party which shall be materially and adversely affected thereby may terminate this Agreement.

     12.15.  Attorney's Fees.  In any suit or proceeding arising out of this
             ---------------
Agreement or to interpret or enforce any provision of this Agreement, the prevailing party shall be entitled to all reasonable out-of-pocket expenses and reasonable attorneys' fees incurred by such party in connection with such suit or proceeding.

     12.16.  Nonsurvival of Representations, Warranties and Agreements.  None
              ---------------------------------------------------------
of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article V and Section
                                                       ---------     -------
8.17 hereof.  None of the representations and warranties made by the Company
----
herein shall apply with respect to Article IV (other than with respect to
                                   ----------
Company Board authorizations).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.
                              THE NORTH FACE, INC.
                              a Delaware corporation

                              By: /s/ Marsden Cason
                                  -------------------------------
                                  Name: Marsden Cason
                                  Title: Chairman

                              TNF ACQUISITION LLC
                              a Delaware limited liability company

                              By: /s/ Jonathan Sokoloff
                                  -------------------------------
                                  Name: Jonathan Sokoloff
                                  Title:





                    SIGNATURE PAGE TO TRANSACTION AGREEMENT

                                    ANNEX A
                                    -------

Conditions to the Offer

     Notwithstanding any other provision of the Offer, the Company shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, if (i) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period under the H-S-R Act shall not have expired or been terminated prior to the expiration of the Offer, (iii) the Debt Funding shall not have been obtained, (iv) the Recap Closing shall not have occurred, or (v) at any time on or after the date of this Transaction Agreement to which this Annex A is appended, and prior to the acceptance for payment of Shares, any of
-------
the conditions set forth below shall exist; provided, however, that none of these conditions will be waived by the Company without the consent of TNF (which may be granted or withheld in its sole discretion); and provided further, that the following conditions shall be waived by the Company at the request of TNF: (x) the condition set forth in clause (i) of this preamble to this Annex A (the Minimum Condition), but only if Shares constituting at least
     -------
a majority of the outstanding shares of Existing Stock shall have been validly tendered pursuant to the Offer and not withdrawn; (y) the condition set forth in clause (iii) of this preamble to this Annex A (the Debt Funding condition),
                                         -------
but only if sufficient funds to purchase all tendered Shares are available from a combination of the sale of Recap Shares and alternate debt or equity financing on terms that the Company determines in its reasonable good faith judgment will not jeopardize the likelihood of consummating the Merger (it being understood that a change in the term of the debt (other than to less than one year) or the interest rate therefor shall not, of themselves, be deemed to jeopardize the likelihood of consummating the Merger); and the conditions set forth in clause (c) or (d) below in this Annex A:
                                                        -------

          (a) there shall have been entered by any court of competent jurisdiction or other Governmental Entity an Order, preliminary or permanent injunction, decree, judgment or ruling in any suit, action or proceeding that
(i) makes illegal or otherwise directly or indirectly restrains or prohibits the acquisition by the Company of any Shares under the Offer or the making or consummation of the Offer or the Merger, the performance by the Company of any of its material obligations under the Transaction Agreement or the consummation of any purchase of Shares contemplated by the Transaction Agreement or related agreements, or (ii) imposes material limitations on the ability of the Company to acquire any Shares accepted for payment pursuant to the Offer;

          (b) there shall have been enacted, entered, enforced, promulgated or deemed applicable to the Offer, the Stock Purchase or the Merger any statute, rule, regulation, legislation, interpretation, judgment, order or injunction, or any other action is taken, by any Governmental Entity, other than the application to the Offer, the Stock Purchase or the Merger of applicable waiting periods under the H-S-R Act, that results or may result, directly or indirectly, in any of the consequences referred to in clauses (i) or (ii) of paragraph (a) of this Annex A;
        -------

          (c) the Company Board or any committee thereof shall have (A) withdrawn or modified in a manner adverse to TNF its approval or recommendation of the Offer, the Merger or the Transaction Agreement, (B) approved or recommended any transaction that is the subject of an Acquisition Proposal, or
(C) authorized the Company to enter into any agreement to consummate any transaction that is the subject of an Acquisition Proposal;

         (d) there shall have occurred after the date hereof any events that individually or in the aggregate have had or are reasonably expected to have a Material Adverse Effect on the Company; or

         (e) the Transaction Agreement shall have been terminated in accordance with its terms.

     The capitalized terms used in this Annex A shall have the meanings set
                                        -------
forth in the Transaction Agreement to which it is appended, except that the term "Transaction Agreement" shall be deemed to refer to the Transaction Agreement to which this Annex A is appended.
           -------

                                      -2-